As Filed with the Securities and Exchange Commission on March 30,2001

                               Registration No. 333-55312


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                          STRATUS SERVICES GROUP, INC.
                        (Name of issuer in its charter)

         Delaware                     561320                   223499261
 (State or jurisdiction of      (Primary Standard            (I.R.S. Employer
     incorporation or       Industrial Classification        Identification)
       organization)               Code Number)

                                 500 Craig Road
                          Manalapan, New Jersey 07726
                                 (732) 866-0300
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Joseph J. Raymond
                      Chairman and Chief Executive Officer
                          Stratus Services Group, Inc.
                                 500 Craig Road
                          Manalapan, New Jersey 07726
                                 (732) 866-0300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                            Philip D. Forlenza, Esq.
                       Giordano, Halleran & Ciesla, P.C.
                               125 Half Mile Road
                                  P.O. Box 190
                          Middletown, New Jersey 07748
                                 (732) 741-3900

     Approximate date of commencement of proposed sale to the public: Upon effectiveness of this Registration Statement

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

      Calculation of Registration Fee


------------------------------------------------------------------------------
                                Proposed      Proposed
Title of each                   Maximum       Maximum
Class of           Amount to be Offering      Aggregate        Amount of
Securities to be   Registered   Price         Offering         Registration
Registered         (1)          Per Share (2) Price(2)         Fee
------------------------------------------------------------------------------
Common Stock,       3,204,468      $1.41        $4,518,300        $1,130
  $0.01 par value
  per share
------------------------------------------------------------------------------

----------
(1) The Registrant has previously registered 1,891,712 shares of common stock, and paid the applicable registration fee on such shares calculated in accordance with Rule 457 under the Securities Act of 1933, in connection with this Registration Statement. The shares of common stock which may be offered pursuant to this Registration Statement include shares issuable upon conversion of or in lieu of payment of cash interest on $1,987,400 aggregate principal amount of the Registrant's 6% Convertible Debentures (the "Debentures") and upon exercise of warrants to purchase up to 200,000 shares of common stock. The aggregate number of shares of common stock included in this Registration Statement (including shares previously registered) is based upon approximately 200% of (i) the number of shares subject to the warrants plus (ii) the estimated number of shares of common stock issuable in connection with the conversion of the Debentures (based upon an assumed conversion price of $1.05) assuming the interest thereunder is not paid in cash. Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

      The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy those securities, in any jurisdiction where the offer or sale is not permitted.


                  Subject to completion, Dated March 30, 2001.


PROSPECTUS


                                5,096,180 Shares


                          STRATUS SERVICES GROUP, INC.

                                  COMMON STOCK

                       ----------------------------------

      This prospectus relates to the public offering of shares of our common stock by the selling stockholders. These shares may be issued to the selling stockholders upon conversion of our debentures, in lieu of the payment of cash interest on the debentures and upon the exercise of warrants owned by the selling stockholders. We will not receive any of the proceeds from the sale of the shares. We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all of their selling commissions, brokerage fees and related expenses.

      The selling stockholders have advised us that they will sell the shares from time to time in the open market, on the Nasdaq SmallCap Stock Market, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under "Plan of Distribution."


      Our common stock is traded on the Nasdaq SmallCap Market under the symbol "SERV". On March 29, 2001, the closing price of the common stock was $1.41 per share.

Investing in the Common Stock involves a high degree of risk. See "Risk Factors" beginning on Page 5.


                       ----------------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

TABLE OF CONTENTS............................................................2

PROSPECTUS SUMMARY...........................................................3

RISK FACTORS.................................................................5

USE OF PROCEEDS..............................................................9

PRICE RANGE OF OUR COMMON STOCK; DIVIDEND POLICY............................10

CAPITALIZATION..............................................................11

SELECTED FINANCIAL DATA.....................................................12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS..................................................................13

DESCRIPTION OF BUSINESS.....................................................20

MANAGEMENT..................................................................28

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........................33

EXECUTIVE COMPENSATION......................................................35

PRINCIPAL STOCKHOLDERS......................................................40

SELLING STOCKHOLDERS........................................................42

PLAN OF DISTRIBUTION........................................................45

DESCRIPTION OF SECURITIES...................................................47

LEGAL PROCEEDINGS...........................................................52

LEGAL MATTERS...............................................................52

EXPERTS.....................................................................52

ADDITIONAL INFORMATION......................................................52

INDEX TO FINANCIAL STATEMENTS..............................................F-1

      You should rely only on the information in this prospectus. No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained or incorporated by reference in this prospectus and any information or representation not contained or incorporated by reference herein must not be relied upon as having been authorized by us or by any selling stockholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance at any time imply that the information herein is correct as of any date subsequent to the date hereof. In this prospectus, reference to "Stratus," "the Company," "we," "us" and "our" refer to Stratus Services Group, Inc.

                               PROSPECTUS SUMMARY

The Company

      Stratus Services Group, Inc. is a New Jersey based provider of temporary staffing and engineering services. We currently operate through a network of thirty-four offices in 12 states. We provide a wide range of commercial staffing services including light industrial, clerical, distribution, technical, specialty and other professional services. We also have a dedicated engineering services staff providing a broad range of staffing, project consulting and outsourcing services. Our SMARTSolutions(TM) service provides a structured program to monitor and enhance the productivity of a customer's labor resources. As of December 31, 2000, we were providing approximately 3,685 staffing employees to more than 635 businesses.

      Our strategy is to continue to expand operations through internal growth and strategic acquisitions. Our executive offices are located at 500 Craig Road, Manalapan, New Jersey. Our phone number is (732) 866-0300.

The Offering


Estimated Number of Shares of Common Stock Offered............5,096,180 shares.
Estimated Number of Shares to be Outstanding following
conversion of the 6% Debentures and Warrants..................7,681,048 shares.
Nasdaq SmallCap Market Symbol................................ SERV
Boston Stock Exchange Symbol..................................SSG


      The above information is based on shares outstanding as of March 15, 2001 and excludes 2,771,538 shares issuable upon the exercise of options and warrants to acquire our common stock that were outstanding as of March 15, 2001 and not related to the sale of the 6% debentures.


Summary Financial Information


                                                       Year Ended                         Three Months Ended
                                                      September 30,                           December 31,
                                            -----------------------------------------------------------------------
Statement of Operations Data:                      2000            1999                 2000            1999
                                                   ----            ----                 ----            ----
Revenues..................................     $41,676,587     $30,042,751           $18,660,417      $7,723,887
Gross profit..............................      10,493,909       6,736,497             4,298,575       2,113,870
Operating income (loss)...................       1,578,992        (517,952)              517,240         431,326
Other income (loss).......................        (873,082)     (1,009,091)             (291,741)       (275,390)
Net earnings (loss) ......................       1,045,910      (1,527,043)              313,499         155,936
Net earnings (loss) per common share
- Basic...................................             .21            (.40)                  .05             .04
Net earnings (loss) per common share
- Diluted.................................             .20            (.40)                  .05             .03
Weighted average shares outstanding.......
   Basic..................................       4,931,914       3,828,530             5,709,936       4,308,131
   Diluted................................       5,223,508       3,828,530             6,112,727       4,492,024

                                                             As of
                                                      December 31, 2000
                                                    ----------------------

Selected Balance Sheet Data:
Cash...............................................           993,914

Accounts receivable...............................         11,586,515
Other assets......................................          8,543,462
Total assets......................................         21,123,891
Notes and loans payable...........................            315,617
Line of Credit....................................          8,607,083
Accrued payroll and taxes.........................          1,124,509
Accounts payable, accrued expenses and other......          3,217,276
Total liabilities.................................         13,264,485
Stockholders' equity..............................          7,859,406

                                  RISK FACTORS

Prospective purchasers of the common stock should carefully consider the factors set forth below, as well as other information contained in this prospectus, in evaluating an investment in the common stock offered hereby.

We have a history of net losses.


      We have incurred net losses in recent periods, including net losses of $477,044 in our inception period from August 11, 1997 through September 30, 1997, $2,412,145 in the year ended September 30, 1998 and $1,527,043 in the year ended September 30, 1999. Although we had net earnings in the year ended September 30, 2000 and three months ended December 31, 2000 of $1,045,910 and $313,499 respectively, we can provide no assurance that our operations will be profitable in the future.


Delays implementing our internal growth strategy may reduce anticipated cash flow and place a strain on our management resources, which could adversely affect our operating performance.

      Any significant delay in the opening of new offices or the failure of new offices to achieve anticipated performance levels could adversely impact our operations and expansion plans and have a material adverse effect on our business. We have grown in recent years by opening new offices and increasing the volume of services provided through existing offices. We cannot assure you that we will continue to be able to maintain or expand our market presence in current locations or to successfully enter other markets.

Future acquisitions could increase the risk of our business.

      As part of our business strategy, we expect to review acquisition prospects that would complement our existing business. We anticipate that we will acquire other businesses or assets meeting our strategic goals that can be purchased on terms acceptable to us. We may not locate suitable acquisition opportunities. Any future acquisitions would expose us to increased risks, including:

      o issuances of equity securities that may dilute existing stockholders;

      o     increased debt obligations or contingent liabilities;

      o     risks associated with the assimilation of new operations;

      o     the diversion of resources from our existing operations;

      o the inability to retain the customers of acquired businesses and generate sufficient revenues from new operations to offset associated acquisition costs;

      o the maintenance of uniform standards, controls, procedures and policies; and

      o the impairment of relationships with employees and customers as a result of any integration of new management personnel.

      If these risks materialize, future acquisitions could require additional capital investment or result in additional operating losses, amortization of goodwill and other intangible assets or other charges against earnings.

If we are not able to hire and retain a sufficient number of qualified temporary employees, our business may suffer.

      Since our "product" is the temporary employees we provide to our clients, our future success will depend on our ability to attract, train, retain and motivate suitably qualified personnel. Competition for such personnel in the staffing services industry is particularly intense and frequently we are required to hire a substantial number of employees within a short timeframe in order to begin servicing a client. We compete with other temporary staffing companies, as well as our customers and other employers for qualified personnel. If we are unable to continue to recruit additional qualified personnel our business and planned growth could suffer.

Effect of fluctuations in the general economy

      Demand for temporary services is sensitive to the general level of economic activity in the country. When economic activity slows, many companies reduce their usage of temporary employees before undertaking layoffs of their full-time employees. Therefore, a significant economic downturn could have a material adverse effect on our business.

Competition

      The temporary services industry is highly competitive with limited barriers to entry. We compete in national, regional and local markets with full service agencies and with specialized temporary services agencies. Several of these competitors have greater marketing and financial resources than ours and could attempt to increase market share through decreased prices. We also compete with numerous local and single office firms in particular markets which are able to compete effectively on price because of their lower overhead structures. In addition, large national companies that presently operate in "niche" segments of the outsourcing and professional services markets could expand their operations to compete with our services. Strong competition from companies with significantly greater financial resources than we have could have a material adverse effect on our operations and profitability.

Employer Risks

      We are in the business of employing people and placing them in the workplace of other businesses. An attendant risk of such activities includes possible claims of discrimination and harassment, employment of illegal aliens and other similar claims. Although we have policies and guidelines in place to reduce our exposure to these risks, a failure to follow these policies and guidelines may result in negative publicity and the payment by us of money damages or fines.

Control by principal stockholder and management


      As of March 15, 2001, our Chairman of the Board, Joseph J. Raymond, beneficially owned 627,321 shares of common stock, representing approximately 10.5% of the outstanding common stock. Our directors and executive officers, as a group, beneficially own an aggregate 1,406,803 shares of common stock, representing approximately 22.8% of the outstanding common stock. As a result, Mr. Raymond and, if they should determine to act together, our directors and executive officers as a group, will be able to exercise significant influence over the outcome of any matters or block certain matters which might normally be submitted to our stockholders for approval, including the election of directors and the authorization of other corporate actions requiring stockholder approval.


Our 6% debenture financing will reduce the percentage ownership interest of existing stockholders and may cause a reduction in the share price.

      In December 2000, we raised $1,987,400 by issuing to the selling stockholders 6% debentures, which are convertible into shares of our common stock. If all of the selling stockholders convert their debentures into shares of common stock, we will be required to issue no less than 427,398 shares of common stock. If the trading price of the common stock is low when the conversion price of the 6% debentures is determined, we would be required to issue a higher number of shares of common stock, which could cause a further reduction in each of our stockholder's percentage ownership interest. In addition, if a 6% debenture holder converts our 6% debentures and sells the common stock, this could result in an imbalance of supply and demand for our common stock and a decrease in the market price of our common stock. The further our stock price declines, the further the periodic adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion.

Our 6% debenture financing has caused other significant corporate actions by us.


      We could be required to issue greater than 19.999% of our outstanding common stock (1,145,112 shares based on the number of shares outstanding when the 6% debentures were issued) upon conversion of our outstanding 6% debentures. We have agreed to seek stockholder approval to issue more than 19.999% of our outstanding common stock because the Nasdaq Stock Market requires stockholder approval if a Company is going to issue 20% or more of its outstanding equity at a price that is less than the greater of the book or market value of the equity. If we are unable to obtain stockholder approval for issuance of the additional shares over the 20% amount, we will be required to pay cash to holders seeking to convert 6% debentures in an amount equal to the principal amount of the debentures which cannot be converted as a result of the limit imposed by the Nasdaq Stock Market rule. We cannot give any assurance that we will have the funds required to make payments to the holders of the 6% debentures under such circumstances. A failure to make the required payments would result in a default under the 6% debentures.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

      Some of the statements under the "Prospectus Summary", "Risk Factors", "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we, nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                USE OF PROCEEDS

      We will not receive any proceeds from the sale of the common stock by the selling stockholders. The shares of common stock being offered have been acquired in connection with, or will be acquired upon the conversion of the 6% debentures and the exercise of common stock warrants. Both the 6% debentures and the common stock warrants were acquired by the selling stockholders in connection with a December 2000 private placement of securities. We received proceeds of approximately $1,987,400 from the private placement which was used to pay outstanding indebtedness of the Company and for general working capital purposes.

                PRICE RANGE OF OUR COMMON STOCK; DIVIDEND POLICY


      On April 11, 2000 our registration statement on Form SB-2 (Commission File No. 333-83255) for our initial public offering (the "IPO") of common stock, $.01 par value, became effective and our shares commenced trading on the Nasdaq SmallCap Market under the symbol "SERV" on April 26, 2000. There were approximately 216 holders of record of common stock as of March 15, 2001. The table below sets forth, for the periods indicated, the high and low sales prices of our common stock as reported by the Nasdaq Stock Market.

                                                         Sales Prices
                                                         ------------
 Fiscal Year 2000                                      High          Low
 ----------------                                      ----          ---
      Quarter Ended June 30, 2000                     $9.00         $5.875
      (from April 26, 2000)

      Quarter Ended September 30, 2000                 7.00          4.25

      Quarter Ended December 31, 2000                  5.50          3.25

      Quarter Ending March 31, 2001                    4.875         1.41
      (through March 29, 2001)

      On March 29, 2001, the closing price of our common stock as reported by the Nasdaq Stock Market, was $1.41 per share. We have never paid dividends on our common stock and we intend to retain earnings, if any, to finance future operations and expansion. In addition, our credit agreement restricts the payment of dividends. Therefore, we do not anticipate paying any cash dividends in the foreseeable future. Any future payment of dividends will depend upon the financial condition, capital requirements and our earnings as well as other factors that our Board of Directors deems relevant.

                                 CAPITALIZATION


      The following table sets forth our capitalization as of December 31, 2000. You should read this information together with our financial statements and the notes to those statements appearing elsewhere in this prospectus.

Loans payable........................................      $127,530

Convertible debentures...............................     1,436,724

Stockholders' equity:                                        57,087
      Preferred stock, $.01 par value, 5,000,000
      shares authorized, none issued and outstanding.
      Common stock, $.01 par value, 25,000,000
      shares authorized, 5,708,704 shares issued
      and outstanding................................
   Additional paid-in capital........................   11,289,577
   Deferred compensation.............................      (56,200)
   Accumulated deficit...............................   (3,431,058)
                                                        -----------
Total stockholders' equity...........................     7,859,406
                                                          ---------
Total capitalization.................................    $9,423,660
                                                         ==========

                             SELECTED FINANCIAL DATA

      The selected financial data that follows should be read in conjunction with our financial statements and the related notes thereto and Management's Discussion and Analysis and Results of Operations appearing elsewhere in this prospectus.

      Income Statement Data

                                                                                                    For the Period
                                                                                                   August 11, 1997
                                                                                                   (Inception) to
                                                                                                       September
                                                         For the Year Ended September 30,                 1997

                                                 2000                1999               1998              1997
                                                 ----                ----               ----              ----
Revenues                                     $ 41,676,587        $ 30,042,751      $ 24,919,639       $ 2,442,191
Gross Profit                                   10,493,909           6,736,497         4,589,921           436,344
                                             ------------        -----------       ------------        -----------
Earnings (loss) from operations                 1,578,992           (517,952)        (1,873,055)         (422,722)
                                             ------------        -----------       ------------        -----------
Net earnings (loss)                          $  1,045,910        $(1,527,043)      $ (2,412,145)       $ (477,044)
                                             ============        ===========       ============        ==========
Net earnings (loss per common share)
Basic                                              $  .21            $  (.40)           $  (.67)          $  (.23)
Diluted                                               .20               (.40)              (.67)          $  (.23)
Weighted average shares, outstanding per
common share
Basic                                           4,931,914           3,828,530          3,602,086         2,027,124
Diluted                                         5,223,508           3,828,530          3,602,086         2,027,124


      Balance Sheet Data

                                                                        As of September 30,
                                                --------------------------------------------------------------------
                                                     2000                1999               1998             1997
                                                     ----                ----               ----             ----
Cash and Cash Equivalents                       $  1,030,722       $     423,072      $     249,987      $    92,872
                                                ------------       -------------      -------------      -----------
Current Assets                                     5,444,955           1,769,618            847,874        1,263,985
Goodwill, net of accumulated amortization          3,716,538           2,345,555                ---              ---
Total Assets                                    $ 10,318,281       $   4,925,865      $   1,094,649        1,310,270
                                                ============       =============      =============      ===========
Loans and Notes Payable                              461,712           2,158,427            406,350          158,500
Total Liabilities                                  3,518,836           5,799,470          2,832,899        1,467,605
                                                ------------       -------------      -------------      -----------
Temporary equity                                         ---           2,138,060          1,618,060          343,600
                                                ------------       -------------      -------------      -----------
Total stockholders' equity (deficiency)            6,799,445         (3,011,665)        (3,356,310)        (500,935)
                                                ------------       -------------      -------------      -----------

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS.

Introduction

      We provide a wide range of staffing, engineering and productivity consulting services nationally through a network of offices located throughout the United States. We recognize revenues based on hours worked by assigned personnel. Generally, we bill our customers a pre-negotiated fixed rate per hour for the hours worked by our temporary employees. We are responsible for workers' compensation, unemployment compensation insurance, Medicare and Social Security taxes and other general payroll related expenses for all of the temporary employees we place. These expenses are included in the cost of revenue. Because we pay our temporary employees only for the hours they actually work, wages for our temporary personnel are a variable cost that increases or decreases in proportion to revenues. Gross profit margin varies depending on the type of services offered. Our Engineering Services division typically generates higher margins while the Staffing Services division typically generates lower margins. In some instances, temporary employees placed by us may decide to accept an offer of permanent employment from the customer and thereby "convert" the temporary position to a permanent position. Fees received from such conversions are included in our revenues. Selling, general and administrative expenses include payroll for management and administrative employees, office occupancy costs, sales and marketing expenses and other general and administrative costs.



Results of Operations for the Year Ended September 30, 2000 Compared to Year Ended September 30, 1999

      Revenues. Revenues increased 38.7% to $41,676,587 for the year ended September 30, 2000 from $30,042,751 for the year ended September 30, 1999. A significant portion of the increase was attributable to the growth of our SMARTSolutions(TM) division where revenues increased 108.1% to $14,443,057 for the year ended September 30, 2000 from $6,938,887 for the year ended September 30, 1999.

      Gross Profit. Gross profit increased 55.8% to $10,493,909 for the year ended September 30, 2000 from $6,736,497 for the year ended September 30, 1999. Gross profit as a percentage of revenues increased to 25.2% for the year ended September 30, 2000 from 22.4% for the year ended September 30, 1999. This increase was due to continuing our plan to seek higher gross margin business and the higher margins generated by our SMARTSolutions(TM) and Engineering divisions.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses not including depreciation and amortization increased 30.4% to $8,425,288 for the year ended September 30, 2000 from $6,462,631 for the year ended September 30, 1999. Selling, general and administrative expenses as a percentage of revenues decreased to 20.2% for the year ended September 30, 2000 from 21.5% for the year ended September 30, 1999. The increased dollar amount is due to the increase in costs, primarily for personnel, to support the increase in revenues. We believe that we can continue to increase revenues without incurring a proportionate increase in selling, general and administrative expenses.

      Depreciation and Amortization. Depreciation and amortization expenses increased 86.5% to $367,129 for the year ended September 30, 2000 from $196,818 for the year ended September 30, 1999. Depreciation and amortization expenses as a percentage of revenues increased to 0.9% for the year ended September 30, 2000 from 0.7% for the year ended September 30, 1999. This increase was primarily due to the amortization of goodwill associated with the acquisition of certain assets of Outsource International, Inc. in June 2000 and the impact of increased capital expenditures.

      Provision for Recourse Obligation. Provision for recourse obligation is the estimated amount of uncollectible accounts receivable sold to a factor, which the factor may obligate us to repurchase. This amount decreased 79.4% to $122,500 for the year ended September 30, 2000 from $595,000 for the year ended September 30, 1999. Provision for recourse obligation as a percentage of revenues decreased to 0.3% for the year ended September 30, 2000 from 2.0% for the year ended September 30, 1999. Almost the entire amount for the year ended September 30, 1999 was due to the uncertainty of recoverability of accounts with which we ceased doing business during that same time period.

      Finance Charges. Finance charges decreased 14.4% to $618,134 for the year ended September 30, 2000 from $722,020 for the year ended September 30, 1999. As a percentage of revenues, finance charges decreased to 1.5% for the year ended September 30, 2000 from 2.4% for the year ended September 30, 1999. This decrease was due to improved collections, which reduced the average days outstanding of the accounts receivable sold.

      Income Tax Benefit. Income tax benefit of $340,000 for the year ended September 30, 2000 is the result of the utilization of a portion of the net operating loss carryforwards. As a percentage of revenue, income tax benefit was 0.8%.

      Net Earnings (Loss). As a result of the foregoing, we had net earnings of $1,045,910 for the year ended September 30, 2000 compared to a net loss of ($1,527,043) for the year ended September 30, 1999. The net earnings as a percentage of revenues was 2.5% for the year ended September 30, 2000. The net loss for the year ended September 30, 1999 as a percentage of revenues was (5.1%).


Results of Operations for the Year Ended September 30, 1999 Compared to Year Ended September 30, 1998

      Revenues. Revenues increased 20.6% to $30,042,751 for the year ended September 30, 1999 from $24,919,639 for the year ended September 30, 1998. Revenues increased primarily as a result of acquisitions in 1999 and the implementation of our first SMARTSolutions(TM) programs in December 1998.

      Gross Profit. Gross profit increased 38.7% to $6,365,658 for the year ended September 30, 1999 from $4,589,921 for the year ended September 30, 1998. Gross profit as a percentage of revenues increased to 21.2% for the year ended September 30, 1999 from 18.4% for the year ended September 30, 1998. This increase was due to successfully implementing our plan to seek higher gross margin business.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses, not including depreciation and amortization, increased 5.9% to $6,091,792 for the year ended September 30, 1999 from $5,751,875 for the year ended September 30, 1998. Selling, general and administrative expenses as a percentage of revenues decreased to 20.3% for the year ended September 30, 1999 from 23.1% for the year ended September 30, 1998. Selling, general and administrative expenses in the year ended September 30, 1998 include $798,000 for the settlement of litigation and associated legal and other costs. Selling, general and administrative expenses in the year ended September 30, 1999 includes $173,000 for legal fees in connection with our administrative actions pertaining to the attempted unionization of a customer facility. Also, in anticipation of making acquisitions and introducing our SMARTSolutions(TM) program, we incurred significant costs without a corresponding increase in revenues.

      Depreciation and Amortization. Depreciation and amortization expenses increased 384.1% to $196,818 for the year ended September 30, 1999 from $40,656 for the year ended September 30, 1998. Depreciation and amortization expenses as a percentage of revenues increased to 0.6% for the year ended September 30, 1999 from 0.1% for the year ended September 30, 1998. This increase was primarily due to the amortization of goodwill associated with the acquisition of certain assets of B&R Employment, Inc. in January 1999.

      Provision for Recourse Obligation. The provision for recourse obligation decreased 11.3% to $595,000 for the year ended September 30, 1999 from $670,445 for the year ended September 30, 1998. Provision for recourse obligation as a percentage of revenues decreased to 2.0% for the year ended September 30, 1999 from 2.7% for the year ended September 30, 1998. Almost all of this amount was due to the uncertainty of recoverability of one account and a group of affiliated psychiatric clinics.

      Finance Charges. Finance charges increased 37.6% to $722,020, for the year ended September 30, 1999 from $524,649 for the ended September 30, 1998. As a percentage of revenues, finance charges increased to 2.4% for the year ended September 30, 1999 from 2.1% for the year ended September 30, 1998. This increase was due to a small increase in the average days' outstanding of the accounts receivable sold.

      Interest Expense. Interest expense increased 542.0% to $309,257 for the year ended September 30, 1999 from $48,170 for the year ended September 30, 1998. As a percentage of revenues, interest expense increased to 1.1% for the year ended September 30, 1999 from 0.2% for the year ended September 30, 1998. This increase was due to increased borrowings necessary to satisfy a litigation settlement and a working capital shortfall.

      Net Loss. As a result of the foregoing, the net loss decreased 36.7% to $1,527,043 for the year ended September 30, 1999 from $2,412,145 for the year ended September 30, 1998. The net loss as a percentage of revenues decreased to 5.1% for the year ended September 30, 1999 from 9.7% for the year ended September 30, 1998. We had a net loss carryforward for Federal income tax purposes of $2,109,000 at September 30, 1999.

Results of Operations for the Three Months Ended December 31, 2000 Compared to Three Months Ended December 31, 1999

      Revenues. Revenues increased 141.6% to $18,660,417 for the three months ended December 31, 2000 from $7,723,887 for the three months ended December 31, 1999. Revenues increased primarily as a result of acquisitions and the growth of our SMARTSolutions(TM) division.

      Gross Profit. Gross profit increased 103.4% to $4,298,575 for the three months ended December 31, 2000 from $2,113,870 for the three months ended December 31, 1999. Gross profit as a percentage of revenues decreased to 23.0% for the three months ended December 31, 2000 from 27.4% for the three months ended December 31, 1999. This decrease was due to a decrease in the gross profit percentage being generated by our Engineering Division and lower gross profit percentages realized by the acquired businesses as compared to our historical gross profit percentages.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses, not including depreciation and amortization, increased 124.8% to $3,624,422 for the three months ended December 31, 2000 from $1,612,101 for the three months ended December 31, 1999. Selling, general and administrative expenses, not including depreciation and amortization, as a percentage of revenues decreased to 19.4% for the three months ended December 31, 2000 from 20.9% for the three months ended December 31, 1999. The increase in the amount is attributable to implementation costs associated with new and future SMARTSolutions(TM) accounts and increased payroll in anticipation of future growth and acquisitions.

      Depreciation and Amortization. Depreciation and amortization expenses increased 122.8% to $156,913 for the three months ended December 31, 2000 from $70,443 for the three months ended December 31, 1999. Depreciation as a percentage of revenues decreased to 0.8% for the three months ended December 31, 2000 from 0.9% for the three months ended December 31, 1999. The increased dollar amount was primarily due to the amortization of goodwill associated with the acquisitions in June 2000 and October 2000, and the impact of increased capital expenditures.

      Finance Charges. Finance charges were the amounts charged under an agreement with a factor, which was terminated on December 12, 2000. Finance charges decreased 41.7% to $100,934 for the three months ended December 31, 2000 from $173,115 for the three months ended December 31, 1999. As a percentage of revenues, finance charges decreased to 0.5% for the three months ended December 31, 2000, from 2.2% for the three months ended December 31, 1999. This decrease was due to the agreement being terminated December 12, 2000 and a decrease in the percentage of accounts receivable sold to the factor during the three months ended December 31, 2000 compared to the three months ended December 31, 1999.

      Interest and Financing Costs. Interest and financing costs increased 90.5% to $198,498 for the three months ended December 31, 2000 from $104,172 for the three months ended December 31, 1999. Included in the amount for the three months ended December 31, 2000 is $122,211, which is the portion of the discount on the beneficial conversion feature of convertible debt issued on December 4, 2000.

      Income Tax Benefit. Income tax benefit of $88,000 for the three months ended December 31, 2000 is the result of a change in judgment about the realizability of deferred tax assets. As a percentage of revenue, income tax benefit was 0.5%.

      Net Earnings. As a result of the foregoing, we had net earnings of $313,499 for the three months ended December 31, 2000 compared to net earnings of $155,936 for the three months ended December 31, 1999. Net earnings as a percentage of revenues was 1.7% for the three months ended December 31, 2000 and 2.0% for the three months ended December 31, 1999.


Liquidity and Capital Resources

      Since inception, we have financed our operations through private sales of securities, borrowings and sales of accounts receivable to a factor. In addition, on May 5, 2000, we completed our IPO of 1,300,000 shares of common stock at a price of $6.00 per share, realizing net cash proceeds of approximately $6,000,000 after deducting underwriting discounts and offering expenses.


      Net cash used in operating activities was $1,624,452 and $994,445 in the year ended September 30, 2000 and 1999, respectively. Approximately $1,200,000 of the net proceeds from the IPO was used to reduce trade and other payables in the year ended September 30, 2000. Net cash used in operating activities was $3,903,024 and $979,842 in the three months ended December 31, 2000 and 1999, respectively. A significant portion of the amount in the three months ended December 31, 2000 was a result of our terminating our agreement with a factor. Under that agreement, we had sold our accounts receivable to the factor. On December 12, 2000, we obtained a line of credit from a lending institution, which was initially used to repurchase the then outstanding accounts receivable sold to the factor.

      Net cash used in investing activities was $1,955,343 and $478,396 in the year ended September 30, 2000 and 1999, respectively. Cash used for acquisitions for the year ended September 30, 2000 and 1999 was $1,053,868 and $194,930, respectively. Net cash used in investing activities was $971,894 and $73,326 in the three months ended December 31, 2000 and 1999, respectively. Cash used for acquisitions for the three months ended December 31, 2000 was $637,367. The balance in all of the above periods was primarily for capital expenditures.

      Net cash provided by financing activities was $4,187,445 and $1,645,926 in the year ended September 30, 2000 and 1999, respectively. Net proceeds of the IPO in the year ended September 30, 2000 were $6,034,169, of which $1,225,000 was used to repay notes and loans payable and $350,000 was used to purchase 53,766 shares of our common stock which has been retired. The sources of cash provided by financing activities in the year ended September 30, 1999 were the net proceeds of borrowings and private placements of our common stock and debt. Net cash provided by financing activities was $4,838,110 and $641,288 in the three months ended December 31, 2000 and 1999, respectively. We had net borrowings of $3,350,342 under the line of credit obtained on December 12, 2000. We also received net proceeds of $1,723,988 from the issuance of convertible debt in the three months ended December 31, 2000. The source of cash provided by financing activities in the three months ended December 31, 1999 was primarily from loans payable.

      Our principal uses of cash are to fund temporary employee payroll expense and employer related payroll taxes; investment in capital equipment; start-up expenses of new offices; expansion of services offered; and costs relating to other transactions such as acquisitions and legal expenses. Temporary employees are paid weekly.


      In December 2000, we sold $1,987,400 of 6% convertible debentures in a private offering. The 6% debentures mature in December 2005 and are convertible commencing in April 2001 into a number of shares which is determined by dividing the principal amount by the lesser of (a) $4.65 or (b) 75% of the average closing bid price of the common stock for the five trading days immediately preceding the conversion.


      On December 12, 2000, we entered into a loan and security agreement with a lending institution which replaced our prior factoring arrangement and provides for a line of credit up to 85% of eligible accounts receivable, as defined, not to exceed $12,000,000. Advances under the credit agreement bear interest at a rate of prime plus one and one-half percent (1 1/2%). The credit agreement restricts our ability to incur other indebtedness, pay dividends and repurchase stock. Borrowings under the agreement are collateralized by substantially all of our assets.


      We believe that the new credit facility, together with cash reserves, proceeds from the 6% debenture offering and cash flow from operations will be sufficient to fund our operations and capital expenditure requirements for at least the next twelve months. However, if we were to expand our operations significantly, especially through acquisitions, additional capital may be required. There can be no assurance that we will be able to obtain additional capital at acceptable rates.

Seasonality


      Our business follows the seasonal trends of our customers' businesses. Historically, staffing services has experienced lower revenues in the first calendar quarter with revenues accelerating during the second and third calendar quarters and then staring to slow again during the fourth calendar quarter.


      SMARTSolutions(TM) and Engineering Services do not experience the same level of seasonality associated with Staffing Services.

Impact of Inflation

      We believe that since our inception, inflation has not had a significant impact on our results of operations.

Quantitative and Qualitative Disclosure About Market Risks

      We are subject to the risk of fluctuating interest rates in the ordinary course of business for borrowings under our Loan and Security Agreement with Capital Tempfunds, Inc. This credit agreement provides for a line of credit up to 85% of eligible accounts receivable, not to exceed $12,000,000. Advances under this credit agreement bear interest at a rate of prime plus one and one-half percent (1 1/2%).

      We believe that our business operations are not exposed to market risk relating to foreign currency exchange risk, commodity price risk or equity price risk.

                            DESCRIPTION OF BUSINESS

Overview

      We are a national business services company engaged in providing outsourced labor and operational resources on a long-term, contractual basis. We were incorporated in Delaware in March 1997 and began operations in August 1997 with the purchase of certain assets of Royalpar Industries, Inc. and its subsidiaries. This purchase provided us with a foundation to become a national provider of comprehensive staffing services. We believe that as businesses increasingly outsource a wider range of human resource functions in order to focus on their core operations, they will require more sophisticated and diverse services from their staffing providers.


      We are functionally divided into three "service lines":
SMARTSolutions(TM), Engineering Services and Staffing Services. Through our SMARTSolutions(TM) Division, we provide a comprehensive, customized staffing program designed to reduce labor and management costs and increase workforce efficiency. Our Engineering Services Division provides a full range of technical engineering services including on-site staff augmentation and in-house project work. Finally, our Staffing Services Division provides temporary workers for short-term needs, extended-term temporary employees, temporary-to-permanent placements, recruiting, permanent placements, payroll processing, on-site supervising and human resource consulting. All three service groups seek to act as business partners to our clients rather than just a vendor, and in doing so, seek to systematically enhance productivity and positively impact financial results. We are headquartered at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 and our telephone number is (732) 866-0300. As of March 30, 2001 we were providing services from thirty-four locations in twelve states. We also maintain a presence on the Internet with our website at www.stratusservices.com, an informational site designed to give prospective customers and employees additional information regarding our operations.


Principal Services & Markets

      Our business operations are classified into SMARTSolutions(TM), Engineering Services and Staffing Services, each reporting to a Division President who reports directly to the Chief Executive Officer and each with its own target market.

      SMARTSolutions(TM) is a customized staffing program designed to reduce labor and management costs and increase workforce efficiency. The programs typically require an eight-week implementation process beginning with an operational assessment of the client's tasks and processes conducted by the SMARTSolutions(TM) implementation team. The team compiles and analyzes the data and then presents its recommendations to the client's senior management. Together they establish an implementation timeline with target dates and responsibility checklists. Once the timeline is approved, a workforce-training curriculum or SMART Training Program is developed and implemented by a team of associates headed by the On-site Manager provided by Stratus. Monthly performance is reported to the client through SMART Reports that track workforce performance, analyze that performance against the pre-determined goals and adjust programs to meet evolving customer needs.

      While SMARTSolutions(TM) is designed to be most effective in manufacturing, distribution and telemarketing operations, it is marketed to all companies that have at least 50 people dedicated to specific work functions that involve repetitive tasks measurable through worker output and could benefit from proactive workforce management. Since SMARTSolutions(TM) differs greatly from traditional staffing services, we have developed a national marketing team dedicated strictly to marketing these programs. However, the team utilizes our Staffing Services branch staff to identify companies within their geographic regions that could potentially benefit from a SMARTSolutions(TM) program. Once identified, the team assumes full responsibility for the sales process. A significant portion of our SMARTSolutions(TM) clients have been obtained through this process or from "word of mouth" recommendations from current SMARTSolutions(TM) customers.

      Engineering Services require highly specialized and technically skilled employees that demand significantly higher hourly rates than traditional temporary staffing services. Engineering Services augments customers' in-house engineering capability by supplying our engineers as contract labor. We will also take the lead role as the project manager on specific engagements and provide a full range of services that include design requirements, scheduling, drawing and specification management, field supervision and quality assurance. On large engagements, we may take responsibility for specific areas of the engagement only, or supply staff to the project manager.

      In addition to staff augmentation, we provide a broad range of project support to Fortune 100 companies, government agencies and educational institutions in electrical engineering, instrumentation and controls, mechanical engineering, piping and pipe support analysis, civil, structural and architectural engineering. We have developed an expertise providing services to utilities and cogeneration facility operators, and are one of a small number of engineering staffing firms in the United States with a "Class A Nuclear Certification" qualifying us to provide staffing services to nuclear power plants. Projects typically last six months to one year and may require the services of several specialized professionals.

      The marketing of engineering services is focused primarily on addressing the requirements typical of specific customers. In marketing to potential customers, the engineering sales team identifies the requirements of the customer and promotes services offerings designed to meet those requirements. In addition to personal sales calls, targeted mailings and telephone solicitations, the entire management team promotes our services through cross-selling complementary services to existing customers, submitting bids on "competitive bid" projects and networking through industry trade associations. As is the case with SMARTSolutions(TM), we anticipate that with the extensive experience of the Engineering Services management team, word of mouth and personal contacts will provide the majority of sales leads.

      Staffing Services includes both personnel placement and employer services such as payrolling, outsourcing, on-site management and administrative services. Payrolling, which is also referred to as employee leasing, typically involves the transfer of a customer's employees to our payroll. Outsourcing represents a growing trend among businesses to contract with third parties to provide a particular function or business department for an agreed price over a designated period. On-site services involve the placement of a Company employee at the customer's place of business to manage all of the customer's temporary staffing requirements. Administrative services include skills testing, drug testing and risk management services. Skills testing available to the Company's customers include cognitive, personality and psychological evaluation and drug testing that is confirmed through an independent, certified laboratory.

      Staffing Services can also be segmented by assignment types into supplemental staffing, long-term staffing and project staffing. Supplemental staffing provides workers to meet variability in employee cycles, and assignments typically range from days to months. Long-term staffing provides employees for assignments that typically last three to six months but can sometimes last for years. Project staffing provides companies with workers for a time specific project and may include providing management, training and benefits.

      Staffing services are marketed through our on-site sales professionals throughout our nationwide network of offices. Generally, new customers are obtained through customer referrals, telemarketing, advertising and participating in numerous community and trade organizations.

Competitive Business Conditions

      Staffing companies provide one or more of four basic services to clients:
(i) flexible staffing; (ii) Professional Employer Organization ("PEO") services;
(iii) placement and search; and (iv) outplacement. Based on information provided by the American Staffing Association (formerly the National Association of Temporary and Staffing Services), the National Association of Professional Employer Organizations and Staffing Industry Analysts, Inc., 1999 staffing industry revenues were approximately $117 billion. Over the last five years, the staffing industry has experienced significant growth, due largely to the utilization of temporary help across a broader range of industries, as well as the emergence of the PEO sector. Staffing industry revenues grew from approximately $102 billion in 1998 to approximately $117 billion in 1999, or 14.7%.

      The U.S. staffing industry is highly fragmented and has begun to experience consolidation, particularly with respect to temporary staffing companies. Recent industry statistics indicate that approximately 7,000 companies provide temporary staffing services in the United States. Many of these companies are small, owner-operated businesses with limited access to capital for development and expansion. We believe that the industry is consolidating in response to:

      o The increased demands of companies for a single supplier of a full range of staffing and human resource services,

      o Increased competition from larger, better capitalized competitors, and

      o     Owner's desires for liquidity.

      Although some consolidation activity has already occurred, we believe that consolidation in the U.S. staffing industry will continue and that there will be numerous available acquisition candidates.

      Historically, the demand for temporary staffing employees has been driven by a need to temporarily replace regular employees. More recently, competitive pressures have forced businesses to focus on reducing costs, including converting fixed labor costs to variable and flexible costs. Increasingly, the use of temporary staffing employees has become widely accepted as a valuable tool for managing personnel costs and for meeting specialized or fluctuating employment requirements. Organizations have also begun using temporary staffing to reduce administrative overhead by outsourcing operations that are not part of their core business operations, such as recruiting, training and benefits administration. By utilizing staffing services companies, businesses are able to avoid the management and administrative costs that would be incurred if full time employees were employed. An ancillary benefit, particularly for smaller businesses, is that the use of temporary personnel reduces certain employment costs and risks, such as, workers' compensation and medical and unemployment insurance, that a temporary personnel provider can spread over a much larger pool of employees.

      Since 1990, the staffing industry has seen an evolution of services move away from "temp help" or supplemental staffing to more permanent staffing relationships. The industry has developed specialization among various sectors and can be classified into four categories: integrated staffing service providers, professional services providers, information technology providers and commodity providers. Integrated staffing services provide a vendor-on-premise, acting as the general contractor managing the workforce and maintaining the payroll. Through this arrangement, providers are able to establish long-term relationships with their customers, reduce cyclicality of employees, and maintain relationships with customers that are less price sensitive. The professional services provider supplies employees in the fields of engineering, finance, legal, accounting and other professions. In general, these services are less cyclical than the light industrial and clerical segments and carry higher margins. Information technology companies offer technical employees to maintain and implement all forms of information systems. The commodity segment of the staffing industry is the traditional temporary employer business in which an employee of the service is placed at the customer for a short period. It is characterized by intense competition and low margins. This sector is most exposed to economic cycles and price competition to win market share. Growth in this segment has been constrained over the past three years due to a competitive labor market for low-end workers.

      We compete with other companies in the recruitment of qualified personnel, the development of client relationships and the acquisition of other staffing and professional service companies. A large percentage of temporary staffing and consulting companies are local operators with fewer than five offices and have developed strong local customer relationships within local markets. These operators actively compete with us for business and, in most of these markets, no single company has a dominant share of the market. We also compete with larger, full-service and specialized competitors in national, regional and local markets. The principal national competitors include AccuStaff, Inc., Manpower, Inc., Kelly Services, Inc., The Olsten Corporation, Interim Services, Inc., and Norrell Corporation, all of which may have greater marketing, financial and other resources than Stratus. We believe that the primary competitive factors in obtaining and retaining clients are the number and location of offices, an understanding of clients' specific job requirements, the ability to provide temporary personnel in a timely manner, the monitoring of the quality of job performance and the price of services. The primary competitive factors in obtaining qualified candidates for temporary employment assignments are wages, responsiveness to work schedules and number of hours of work available. We believe our long-term client relationships and strong emphasis on providing service and value to our clients and temporary staffing employees makes us highly competitive.

Acquisition History


      Between September 1997 and March 2001, we completed six acquisitions of primarily staffing companies or divisions of staffing companies. These acquisitions included twenty offices located in six states and collectively generated $42 million in revenue for the twelve months preceding such acquisitions. Pursuant to our acquisition strategy we made the following asset purchases:


      o In August 1998, we acquired the assets of J.P. Industrial, LLC, a $1 million (in annual revenues) Canby, Oregon based Engineering Services firm. We made this acquisition to expand our presence in the engineering services intensive power generation and paper/wood product industries in the Pacific Northwest.

      o In January 1999, we completed the acquisition of the assets of B & R Employment, Inc. ("B & R"), a $4 million (in annual revenues) Wilmington, Delaware based provider of traditional temporary staffing services. This acquisition gave us an immediate presence in the industrial and banking center of Delaware.

      o In April 1999, we acquired certain assets of Adapta Services Group, Inc., a single location, $2 million (in annual revenues) New Castle, Delaware based provider of traditional staffing services. This acquisition was an excellent complement to our acquisition of B&R Employment, Inc., and gave us full coverage of all of the major Delaware metropolitan areas and provided us with additional quality customers.

      o In June 2000, we acquired the assets of the eight New Jersey and Pennsylvania branches of Tandem, a $25 million (in annual revenues) division of Outsource International, Inc. This acquisition greatly expanded our presence in our home state of New Jersey and continued our Mid-Atlantic regional expansion.

      o In July 2000, we acquired certain assets of Apoxiforce, Inc., a $1 million (in annual revenues) Elizabeth, New Jersey based provider of traditional staffing services. This acquisition provided us with a strong presence in the commercial food service industry and an excellent customer list. These operations were incorporated into our existing Elizabeth, New Jersey office and the personnel assimilated throughout our New Jersey operations.

      o In October 2000 we acquired the assets of seven New Hampshire and Massachusetts branches of Tandem, a $9 million (in annual revenues) division of Outsource

            International, Inc. This acquisition further continued our East Coast expansion plan and provided us with a platform to further expand our New England presence.


      Due to these acquisitions, as well as new offices we opened, the number of our offices increased from five in five states after the initial Royalpar, Inc. acquisition in August 1997 to thirty-four in twelve states at December 31, 2000.


Customers


      For the year ended September 30, 2000 we provided services to 1,025 customers in 30 states. Our five largest customers represented 35% of our revenue but no one customer exceeded 12%. We do not believe that a loss or a material reduction of any one customer would have a material adverse effect on our business. At December 31, 2000 we were providing services to 635 customers in 16 states, with our five largest customers representing 33% of our revenues and with no one customer exceeding 8%.


Governmental Regulation

      Staffing services firms are generally subject to one or more of the following types of government regulation: (1) regulation of the employer/employee relationship between a firm and its temporary employees; and
(2) registration, licensing, record keeping and reporting requirements. Staffing services firms are the legal employers of their temporary workers. Therefore, laws regulating the employer/employee relationship, such as tax withholding and reporting, social security or retirement, anti-discrimination and workers' compensation, govern these firms. State mandated workers' compensation and unemployment insurance premiums have increased in recent years and have directly increased our cost of services. In addition, the extent and type of health insurance benefits that employers are required to provide employees have been the subject of intense scrutiny and debate in recent years at both the national and state level. Proposals have been made to mandate that employers provide health insurance benefits to staffing employees, and some states could impose sales tax, or raise sales tax rates on staffing services. Further increases in such premiums or rates, or the introduction of new regulatory provisions, could substantially raise the costs associated with hiring and employing staffing employees.

      Certain states have enacted laws that govern the activities of "Professional Employer Organizations," which generally provide payroll administration, risk management and benefits administration to client companies. These laws vary from state to state and generally impose licensing or registration requirements for Professional Employer Organizations and provide for monitoring of the fiscal responsibility of these organizations. We believe that Stratus is not a Professional Employer Organization and not subject to the laws that govern such organizations; however, the definition of "Professional Employer Organization" varies from state to state and in some states the term is broadly defined. If we are determined to be a Professional Employer Organization, we can give no assurance that we will be able to satisfy licensing requirements or other applicable regulations. In addition, we can give no assurance that the states in which we operate will not adopt licensing or other regulations affecting companies that provide commercial and professional staffing services.

Trademarks

      We have filed for Federal Trademark registration of SMARTSolutions, SMARTReport, SMARTTraining, our slogan, name and logo. No assurance can be given that this registration will be obtained or if obtained, will be effective to prevent others from using the mark concurrently or in certain locations. Currently, we are asserting common law protection by holding the marks out to the public as the property of Stratus. However, no assurance can be given that this common law assertion will be effective to prevent others from using the mark concurrently or in other locations. In the event someone asserts ownership to a mark, we may incur legal costs to enforce any unauthorized use of the marks or defend ourselves against any claims.

Employees


      As of December 31, 2000 we were employing 3,685 total employees. Of that amount 165 were classified as Staff employees and 3,520 were classified as field or "temp" employees, those employees placed at client facilities.


      A key factor contributing to future growth and profitability will be the ability to recruit and retain qualified personnel. To attract personnel, we employ recruiters, called "Staffing Specialists" who regularly visit schools, churches and professional associations and present career development programs to various organizations. In addition, applicants are obtained from referrals by existing staffing employees and from advertising on radio, television, in the Yellow Pages, newspapers and through the Internet. Each applicant for a Staffing Services position is interviewed with emphasis on past work experience, personal characteristics and individual skills. We maintain software-testing and training programs at our offices for applicants and employees who may be trained and tested at no cost to the applicant or customer. Engineering Services and Management Personnel are targeted and recruited for specific engagements. We usually advertise for professionals who possess specialized education, training or work experience. Engineering Services recruiting efforts also rely upon industry contacts, personal networks and referrals from existing and former Engineering Services personnel.

      To promote loyalty and improve retention among our employees and to differentiate ourselves from competing staffing firms, we offer a comprehensive benefits package after only ninety days of employment instead of the industry standard of one hundred eighty days. The benefits package includes paid time off, holiday and vacation time, medical coverage, dental, vision, prescription, mental health, life insurance, disability coverage and a 401(k) defined contribution plan. The average length of assignment for employees ranges from six months to five years depending on the client requirements.

Property

      We own no real property. We lease approximately 6,300 square feet in a professional office building in Manalapan, New Jersey as our corporate headquarters. That facility houses all of our centralized corporate functions, including the executive management team, payroll processing, accounting, human resources and legal departments. Our lease expires on May 31, 2001 and we have begun discussions with the landlord to increase our space at that location. As of March 30, 2000 we leased 33 additional facilities, primarily flexible staffing offices, in 12 states. With the exception of the corporate headquarters, we believe that our facilities are generally adequate for our needs and we do not anticipate any difficulty in replacing such facilities or locating additional facilities, if needed.

                                   MANAGEMENT

      The name and age of each director and executive officer of the Company and their respective positions with the Company are set forth below. Additional biographical information concerning each of the directors and executive officers follows the table.

Name                      Age   Position
----                      ---   --------

Joseph J. Raymond          65   Chairman of the Board, President
                                and Chief Executive Officer

Michael J. Rutkin          49   Director

Harry Robert Kingston      78   Director


Donald W. Feidt            69   Director

Sanford I. Feld            73   Director


Charles A. Sahyoun         49   President, Engineering Division

Michael A. Maltzman        53   Chief Financial Officer and
                                Treasurer

J. Todd Raymond            32   General Counsel and Corporate
                                Secretary

      Joseph J. Raymond has served as Chairman of the Board and Chief Executive Officer of Stratus since its inception in 1997. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of Transworld Home Healthcare, Inc. (NASDAQ:TWHH), a provider of healthcare services and products, from 1992 to 1996. From 1987 through 1997, he served as Chairman of the Board and President of Transworld Nurses, Inc., a provider of nursing and paraprofessional services, which was acquired by Transworld Home Healthcare, Inc. in 1992.

      Michael J. Rutkin has served as a Director of Stratus since November 1997 and was Chief Operating Officer and President from March 1997 to October 1998. Since November 1998, Mr. Rutkin has served as General Manager/Chief Executive Officer of Battleground Country Club. From 1996 to 1998, Mr. Rutkin served as Vice President of Transworld Management Services, Inc. From February 1993 to October 1996, he served as Chief Operating Officer of HealthCare Imaging Services, Inc. Prior thereto, Mr. Rutkin was the Executive Vice President of Advanced Diagnostic Imaging from February 1987 to February 1993. From March 1981 to September 1984, he served as Director of New Business Development for the United States Pharmaceutical Division of CIBA-Geigy. Mr. Rutkin is the brother-in-law of Joseph J. Raymond.

      Harry Robert Kingston has served as a Director of Stratus since November 1997. From 1977 until his retirement in 1989, he served as the President and Chief Executive Officer of MainStream Engineering Company, Inc., an engineering staffing firm located in California. From 1965 to 1968, he served as President and Partner of VIP Engineering Company, a subsidiary of CDI Corporation, a staffing and engineering services business. From 1968 to 1977, Mr. Kingston served as Vice President for CDI Corporation.

      Donald W. Feidt has served as a Director of Stratus since November 1997. From 1987 to December 1998, Mr. Feidt was a Managing Partner of Resource Management Associates, an information technology consulting company. Since December 1998, Mr. Feidt has served as a Vice President to the Chief Executive Officer of Skila Inc., a global web-based business intelligence platform company providing services to the medical industry.

      Sanford I. Feld has served as a Director of the Company since November 1997. Mr. Feld is currently president of Leafland Associates, Inc., an advisor to Feld Investment and Realty Management, a real estate development and management company. He also serves as Chairman of Flavor and Food Ingredients, a private savory and flavor company. From 1973 to 1979, he served as Director of the Chelsea National Bank of New York City.

      Charles A. Sahyoun has served as President of Stratus' Engineering Services Division since December 1997. From September 1988 to December 1997, he was employed in various capacities with Day & Zimmerman Utilities Services Group, Inc., an engineering and design services company, including Vice President of Business Development. Mr. Sahyoun is a cousin of Joseph J. Raymond.

      Michael A. Maltzman has served as Treasurer and Chief Financial Officer of Stratus since September 1997 when it acquired the assets of Royalpar Industries, Inc. Mr. Maltzman served as a Chief Financial Officer of Royalpar, which filed for protection under United States Bankruptcy Code in 1997, from April 1994 to August 1997. From June 1988 to July 1993, he served as Vice President and Chief Financial Officer of Pomerantz Staffing Services, Inc., a national staffing company. Prior thereto, he was a Partner with Eisner & Lubin, a New York accounting firm. Mr. Maltzman is a Certified Public Accountant.

      J. Todd Raymond has served as General Counsel and Secretary of Stratus since September 1997. From December 1994 to January 1996, Mr. Raymond was an associate and managing attorney for Pascarella & Oxley, a New Jersey general practice law firm. Prior thereto, Mr. Raymond acted as in-house counsel for Raymond & Perri, an accounting firm. From September 1993 to September 1994, Mr. Raymond was an American Trade Policy Consultant for Sekhar-Tunku Imran Holdings Sdn Berhad, a Malaysian multi-national firm. Mr. Raymond is the nephew of Joseph
J. Raymond.

Meetings of the Board of Directors; Committees

      During the fiscal year ended September 30, 2000, the Board of Directors held six (6) meetings. During fiscal 2000, each member of the Company's current Board of Directors attended at least 75% of the meetings of the Board of Directors and all of the meetings of the committees on which he served.

      During fiscal 2000, the Board of Directors had two standing committees: the Audit Committee and the Compensation Committee.

      The Audit Committee currently consists of Mr. Kingston, Mr. Feidt and Mr. Feld. The Audit Committee's principal functions include making recommendations to the Board of Directors regarding the auditors to be engaged as the Company's independent public accountants, reviewing the proposed plan and scope for the annual audit and the results of and recommendations from such audit when completed, reviewing the services rendered by the auditors and the fees charged for such services, determining the effect, if any, of the performance of any non-audit services by the Company's independent public accountants on the independence and objectivity of such accountants, and reviewing the plan, scope and results of the Company's internal audit operations. During fiscal 2000, the Audit Committee held two (2) meetings.

      Messrs. Kingston, Feidt and Feld are members of the Compensation Committee. The Compensation Committee reviews and approves compensation for executive employees of the Company on a periodic basis, subject to approval of the Board of Directors, and establishes and administers the Company's compensation programs. The Compensation Committee also administers each of our three (3) employee benefit plans one of which is subject to Stockholder approval after the next Annual Meeting of Stockholders. During fiscal 2000, the Compensation Committee held two (2) meetings.

The Equity Incentive Plans

      General. We have adopted a 1999 Equity Incentive Plan, a 2000 Equity Incentive Plan and, subject to the approval of our stockholders, a 2001 Equity Incentive Plan. Each of these plans is substantially similar. The Equity Incentive Plans are administered by the Compensation Committee, which is authorized to grant:

      o Incentive stock options within the meaning of Section 422 of the Internal Revenue Code

      o     Nonqualified stock options

      o     Stock appreciation rights

      o     Restricted stock grants

      o     Deferred stock awards

      o Other stock based awards to employees of Stratus and its subsidiaries and other persons and entities who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of Stratus and its subsidiaries.

      The Compensation Committee determines:

      o     The recipients of awards

      o     The times at which awards will be made

      o     The size and type of awards, and

      o     The terms, conditions, limitations and restrictions of awards

      Awards may be made singly, in combination or in tandem. We have reserved for issuance a total of 500,000 shares under the 1999 Equity Incentive Plan, 500,000 shares under the 2000 Equity Incentive Plan and, subject to the approval of our stockholders, 1,000,000 shares under the 2001 Equity Incentive Plan. The maximum number of shares of common stock which can be issued to our Chief Executive Officer under each Equity Incentive Plan pursuant to various awards shall not exceed 35% of the total number of shares of common stock reserved for issuance under the plan, and the maximum number of shares which can be issued to any other employee or participant under each Equity Incentive Plan may not exceed 20% of the total number of shares of common stock reserved for issuance. The 1999 Equity Incentive Plan will terminate on September 1, 2009, the 2000 Equity Incentive Plan will terminate on July 21, 2010 and the 2001 Equity Incentive Plan will terminate on December 14, 2010, in each case unless earlier terminated by the Board of Directors. Options to acquire 500,000 shares of our common stock have been issued under each of the 1999 Equity Incentive Plan and the 2000 Equity Incentive Plan. No awards have been made under the 2001 Equity Incentive Plan.

      Stock Options. The Compensation Committee can grant either incentive stock options or nonqualified stock options. Only employees of Stratus and its subsidiaries may be granted incentive stock options. The exercise price of an incentive stock option shall not be less than the fair market value, or, in the case of an incentive stock option granted to a 10% or greater stockholder of Stratus, 100% of the fair market value of Stratus' common stock on the date of grant. For purposes of the exercise price of an option, "fair market value" shall mean the arithmetic average of the closing bid and asked priced of the common stock reported on the Nasdaq SmallCap Market on a particular date. The term of an option and the time or times at which such option is exercisable shall be set by the Compensation Committee; provided, however, that no option shall be exercisable more than ten (10) years (5 years for an incentive stock option granted to a 10% or greater stockholder of Stratus) from the date of grant, and with respect to an incentive stock option, the fair market value on the date of grant of the shares of common stock which are exercisable by a participant for the first time during any calendar year shall not exceed $100,000. Payment of the exercise price shall be made in any form permitted by the Compensation Committee, including cash and shares of Stratus' common stock.

      Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights either alone or in combination with an underlying stock option. The term of an SAR and the time or times at which an SAR shall be exercisable shall be set by the Compensation Committee; provided, that an SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related option is exercisable. SAR's entitle the grantees to receive an amount in cash or shares of common stock with a value equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date the SAR was granted, which represents the same economic value that would have been derived from the exercise of an option. Payment may be made in cash, or shares of common stock or a combination of both at the discretion of the Compensation Committee. If an SAR, granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares of common stock is terminated.

      Restricted Stock Grants. The Compensation Committee may grant shares of common stock under a restricted stock grant which sets forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Compensation Committee and which can include restrictions on transfer, continuous service with Stratus or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance. Shares of common stock may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Compensation Committee. A grantee is entitled to vote the shares of common stock and receive any dividends thereon prior to the termination of any applicable restrictions, conditions or forfeiture provisions.

      Deferred Stock Awards. The Compensation Committee may grant shares of common stock under a deferred stock award, with the delivery of such shares of common stock to take place at such time or times and on such conditions as the Compensation Committee may specify. Shares of common stock may be granted pursuant to deferred stock awards for no consideration or for any consideration as determined by the Compensation Committee.

      Other Stock Based Awards. The Compensation Committee may grant shares of common stock to employees of Stratus or its subsidiaries as bonus compensation, or if agreed to by an employee, in lieu of such employee's cash compensation.

      Other Information. If there is a stock split, stock dividend or other relevant change affecting Stratus' common stock, appropriate adjustments will be made in the number of shares of common stock or in the type of securities to be issued pursuant to any award granted before such event. In the event of a merger, consolidation, combination or other similar transaction involving Stratus in which Stratus is not the surviving entity, either all outstanding stock options and SAR's shall become exercisable immediately and all restricted stock grants and deferred stock awards shall immediately become free of all restrictions and conditions, or the Compensation Committee may arrange to have the surviving entity grant replacement awards for all outstanding awards. Upon termination of service prior to age 65 for any reason other than death or disability, or upon involuntary termination after age 65, stock options and SAR's which are exercisable as of the date of such termination may be exercised within three (3) months of the date of termination, and any restricted stock grants and deferred stock which are still subject to any restriction shall be forfeited to the Company. Upon death or disability or voluntary termination of service after age 65, all stock options and SAR's become immediately exercisable and may be exercised for a period of six (6) months after the date of termination (three months in the case of voluntary termination after age 65), and all restricted stock grants and deferred stock awards shall become immediately free of all restrictions and conditions. The Compensation Committee has the discretionary authority to alter or establish the terms and conditions of an award in connection with termination of service. The Board of Directors may amend, suspend or terminate the Equity Incentive Plan.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


      Jeffrey J. Raymond, the son of the Company's Chairman and Chief Executive Officer, serves as a consultant to the Company pursuant to an agreement which requires him to supervise the collection of certain accounts receivable, to use his best efforts to maintain relationships with certain clients and to assist in due diligence investigations of acquisitions of other companies. The agreement requires the Company to pay Jeffrey J. Raymond consulting fees of $2,200 per week. Total consulting fees paid to Jeffrey Raymond in the fiscal years ended September 30, 2000, 1999 and 1998 were $156,000, $107,000 and $175,000, respectively. As of March 15, 2001, Jeffrey J. Raymond's wife, Joan Raymond, and his children collectively owned approximately 8.8% of the Company's outstanding common stock.

      During the fiscal years ended September 30, 2000, 1999 and 1998, the Company paid consulting fees of $9,000, $23,000 and $17,000 to RVR Consulting, Inc., a corporation of which Joseph J. Raymond, Jr., the son of Joseph J. Raymond, the Company's Chairman and Chief Executive Officer, is an officer and 50% stockholder. Joseph J. Raymond, Jr. became the Chief Executive Officer of Complete Wellness, Inc. in March 1999. During 1999, Compete Wellness Centers, Inc. owed us $663,000 for staffing services rendered in 1998 and 1999, however, on August 31, 1999, we entered into a promissory note for $1,017,000 representing the outstanding balance plus accrued interest. On September 23, 1999, we accepted 500,000 shares of Complete Wellness Centers, Inc. restricted common stock as payment for the promissory note. Substantially all of the indebtedness owed to us by Complete Wellness, Inc. was incurred prior to Joseph
J. Raymond Jr. becoming an officer of Complete Wellness, Inc. Revenues for services rendered to Complete Wellness were $364,000 in fiscal 2000 and $1,392,000 in fiscal 1999. On September 29, 2000, Joseph J. Raymond, Jr. resigned his position at Complete Wellness. On April 23, 2000, the Company ceased servicing Complete Wellness.


      At various times throughout our history we have borrowed funds from Joseph
J. Raymond, our Chairman and CEO. This variable indebtedness bore interest at the rate of 12% per annum. In June 1999, $50,000, plus accrued interest, owed to Mr. Raymond was converted into 14,870 shares of our common stock.

      In June 1998, we borrowed $400,000 from Joseph J. Raymond, Jr. The remaining balance of this indebtedness, which bore interest at the rate of 12% per annum, plus accrued interest, was converted into 116,533 shares of our common stock in June 1999.

      In November and December 1998, the Company borrowed $50,000 from Sanford
I. Feld, a director of Stratus. This loan was represented by a promissory note which bore interest at the rate of 1.5% per month and was originally due in July 1999. In consideration for making the loan, the Company issued Mr. Feld warrants to acquire 32,500 shares of the Company's common stock at an exercise price of $7.50 per share. The warrants have a five-year term. The loan made by Mr. Feld was repaid in May 2000.

      In October 1998, the Company borrowed $250,000 from the estate of Irene Lynch. J. Todd Raymond, General Counsel and Secretary, is the grandson of Irene Lynch and the trustee of the Irene Lynch estate. This loan was represented by a promissory note bearing interest at the rate of 2% per month that was due on April 14, 1999. In consideration for making the loan, the

Company issued 26,666 shares of its common stock to the estate. The loan was repaid in May 2000.


      Payroll services have been provided to Sarahe, Inc., a privately held company of which Joseph J. Raymond, the Company's Chairman and Chief Executive Officer, is an officer and 50% stockholder. Invoices were issued to Sarahe for $304,000 and $1,277,000 during the fiscal years ended September 30, 1999 and 1998, respectively. Sarahe paid all amounts owed to the Company for these services.


      All prior and ongoing material transactions with related parties have been reviewed and/or ratified by a majority of the Company's independent, disinterested directors. The Company anticipates that from time to time it will enter into additional transactions with related parties. However, all future material transactions with related parties will be entered into on terms that are no less favorable than those that can be obtained from unaffiliated third parties. At all times, the Company's directors have access to the Company's counsel to discuss Company related issues.

                             EXECUTIVE COMPENSATION

      The following table provides certain summary information regarding compensation paid by the Company during the fiscal years ended September 30, 1998, 1999 and 2000 to the Chief Executive Officer of the Company and to each of the Company's other four most highly paid officers (together with the Chief Executive Officer, the "Named Executive Officers"):

                                                                     Long Term
                                                                   Compensation
                                      Annual Compensation              Awards
                                -------------------------------    ------------
                                                                    Number of
                                                                      Shares
                                                                    Underlying
                                                                       Stock
Name and Principal Position     Fiscal Year  Salary(s)  Bonus($)     Options(#)
---------------------------     -----------  ---------  --------     ----------
Joseph J. Raymond                    2000    $127,885    $25,900     1,102,115
Chairman and Chief Executive         1999      53,846        ---           ---
Officer                              1998      45,308     10,000           ---

Michael A. Maltzman                  2000    $155,039    $21,975       102,115
Treasurer and Chief Financial        1999     145,550      7,500           ---
Officer                              1998     133,704      7,500           ---

Charles Sahyoun                      2000    $160,962    $54,400       102,115
President, Engineering               1999     159,284        ---           ---
Services Division                    1998     107,284     35,000        83,333

Mark S. Levine                       2000    $165,000    $   ---         1,855
Former Chief Marketing               1999     165,000        ---           ---
Officer (1)                          1998      66,635     50,000        83,333

A. George Komer                      2000    $165,000    $   ---         1,855
Former President, Staffing           1999     165,000        ---           ---
Services Division (1)                1998      63,462     50,000        83,333

----------
      (1) The employment of this officer terminated in October 2000.

Directors' Compensation

      Directors who are employees of the Company are not compensated for serving on the Board of Directors. Non-employee directors are paid a fee of $1,000 per Board of Directors or committee meeting attended in person and $500 for telephonic attendance.

Employment Agreements

      In September 1997, the Company entered into an employment agreement (the "Raymond Agreement") with Joseph J. Raymond, Chairman and Chief Executive Officer, which had an initial term that expired in September 2000. The Raymond Agreement has been extended through September 2002. Pursuant to the Raymond Agreement and subsequent amendments, Mr. Raymond is entitled to a minimum annual base salary of $175,000 which is reviewed periodically and subject to such increases as the Board of Directors, in its sole discretion, may determine. During the term of the Raymond Agreement, if Stratus is profitable, Mr. Raymond is entitled to a bonus/profit sharing award equal to .4% of Stratus' gross margin, but not in excess of 100% of his base salary. If Stratus is not profitable, he is entitled to a $10,000 bonus. Mr. Raymond is eligible for all benefits made available to senior executive employees, and is entitled to the use of an automobile.

      In the event Stratus terminates Mr. Raymond without "Good Cause", Mr. Raymond will be entitled to severance compensation equal to 2.9 times his base salary then in effect plus any accrued and unpaid bonuses and unreimbursed expenses. As defined in the Raymond Agreement "Good Cause" shall exist only if Mr. Raymond:

      o willfully or repeatedly fails in any material respect to perform his obligations under the Raymond Agreement, subject to certain opportunities to cure such failure;

      o is convicted of a crime which constitutes a felony or misdemeanor or has entered a plea of guilty or no contest with respect to a felony or misdemeanor during his term of employment;

      o     has committed any act which constitutes fraud or gross negligence;

      o is determined by the Board of Directors to be dependent upon alcohol or drugs; or

      o breaches confidentiality or non-competition provisions of the Raymond Agreement.

      Mr. Raymond is also entitled to severance compensation in the event that he terminates the Raymond Agreement for "Good Reason" which includes:

      o the assignment to him or any duties inconsistent in any material respect with his position or any action which results in a significant diminution in his position, authority, duties or responsibilities;

      o a reduction in his base salary unless his base salary is, at the time of the reduction, in excess of $200,000 and the percentage reduction does not exceed the percentage reduction of gross sales of Stratus over the prior twelve month period;

      o Stratus requires Mr. Raymond to be based at any location other than within 50 miles of Stratus' current executive office location; and

      o a Change in Control of Stratus, which includes the acquisition by any person or persons acting as a group of beneficial ownership of more than 20% of the outstanding voting stock of Stratus, mergers or consolidations of Stratus which result in the holders of Stratus' voting stock immediately before the transaction holding less than 80% of the voting stock of the surviving or resulting corporation, the sale of all or substantially all of the assets of Stratus, and certain changes in the Stratus Board of Directors.

      In the event that the aggregate amount of compensation payable to Mr. Raymond would constitute an "excess parachute payment" under the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to Mr. Raymond will be reduced so as not to constitute an "excess parachute payment." All severance payments are payable within 60 days after the termination of employment.

      Mr. Raymond has agreed that during the term of the Raymond Agreement and for a period of one year following the termination of his employment, he will not engage in or have any financial interest in any business enterprise in competition with Stratus that operates anywhere within a radius of 25 miles of any offices maintained by the Company as of the date of the termination of employment.

      The Company entered into employment agreements with each of the other four
(4) officers named in the Executive Compensation table set forth above. The agreements with Mr. Levine and Mr. Komer, which were terminated in October 2000, provided for a signing bonus of $50,000, annual base salaries of $165,000 and profit sharing awards based upon a percentage of the gross margin of the accounts under their responsibility. The agreements with Mr. Sahyoun and Mr. Maltzman provide for base salaries of $165,000 and $146,000, respectively. The agreement with Mr. Sahyoun entitles him to a profit sharing award equal to 10% of the Engineering Services Division's pre-tax income, but not in excess of his base salary. Mr. Maltzman is entitled to profit sharing awards based upon the Company's overall profitability. Each of these agreements is terminable by any party at any time without cause. However, in the event that either of these agreements are terminated by the Company without cause or by the executive with good reason, the executive will be entitled to a severance payment equal to the greater of one month's salary for each year worked or three months salary. In addition, the Company will pay the executive any earned but unused vacation time and any accrued but unpaid profit sharing. The Company is also required to maintain insurance and benefits for a terminated executive during the severance period.

Option Grants

      Shown below is further information with respect to grants of stock options in fiscal 2000 to the Named Officers by the Company which are reflected in the Summary Compensation Table set forth under the caption "Executive Compensation."

                                                                                              Potential Realizable Value at Assumed
                                                                                           Annual Rates of Stock Price Appreciation
                                               Individual Grants                                       for Option Term
                    ---------------------------------------------------------------------  ---------------------------------------
                        Number of         Percent of Total
                        Securities       Options Granted to    Exercise
                    Underlying Options      Employees in        or Base        Expiration
Name                  Granted (#)(1)         Fiscal Year       Price ($/Sh)       Date              5%                 10% ($)
------------------- ------------------   ------------------    ------------    ----------  ---------------------------------------

Joseph J. Raymond     1,000,000  (1)             54.8%             $6.00         4/05/10         $3,770,000           $9,560,000
                          2,115  (2)             (3)                6.60         6/27/05              2,237                6,478
                        100,000  (2)              5.4               5.625        7/21/10            353,500              895,500

Michael A. Maltzman       2,115  (2)             (3)                6.00         6/27/10              7,974               20,219
                        100,000  (2)              5.4               5.625        7/21/10            353,500              895,500

Charles Sahyoun           2,115  (2)             (3)                6.00         6/27/10              7,974               20,219
                        100,000  (2)              5.4               5.625        7/21/10            353,500              895,500

Mark S. Levine            1,855  (2)             (3)                6.00         6/27/10              6,993               17,733

A. George Komer           1,855  (2)             (3)                6.00         6/27/10              6,993               17,733

----------
(1) These options become exercisable only after the Company achieves earnings of $1.00 per share in a fiscal year.

(2) These options are exercisable cumulatively in four (4) equal annual installments commencing on the first anniversary of the date of grant.

(3)   Less than one percent (1%).

Option Exercises and Fiscal Year-End Values

      Shown below is information with respect to options exercised by the Named Executive Officers during fiscal 2000 and the value of unexercised options to purchase the Company's common stock held by the Named Executive Officers at September 30, 2000.


                                                               Number of Securities                    Value of Unexercised
                                                               Underlying Unexercised                      In-The-Money
                                                              Options Held At FY-End (#)            Options At FY-End ($)(1)
                                                           -------------------------------        ------------------------------
                         Shares Acquired    Value
Name                     on Exercise(#)   Realized($)      Exercisable       Unexercisable        Exercisable     Unexercisable
----                     --------------   -----------      -----------       -------------        -----------     -------------
Joseph J. Raymond.....        ---             ---            166,667          1,102,115             $645,835        $     ---
George Komer..........        ---             ---             41,666             43,552               98,956           98,959
Mark Levine...........        ---             ---             41,666             43,552               98,956           98,959
Charles Sahyoun.......        ---             ---             41,666            143,782               98,956           98,959
Michael A. Maltzman...        ---             ---             62,500            122,948              148,438           49,478

      No options were exercised by the Named Executive Officers during the fiscal year ended September 30, 2000.


----------
(1) Represents market value of shares covered by in-the-money options on September 30, 2000. The closing price of the common stock on such date was $5.375. Options are in-the-money if the market value of shares covered thereby is greater than the option exercise price.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth information concerning the beneficial ownership of our common stock, as at March 15, 2001 by:


      o persons who are known by us to own beneficially more than 5% of our shares;

      o each of the persons named in the table under the caption "Executive Compensation" who is currently an officer of the Company;

      o     each of our directors; and

      o     by all of our directors and executive officers as a group.


      The calculations in this table are based on an aggregate of 5,788,286 shares calculated as outstanding as of March 15, 2001. Unless otherwise noted, all addresses of the beneficial owners are 500 Craig Road, Manalapan, New Jersey.

                                                      Amount and       Percent
                                                      Nature of          of
Name of Beneficial Owner                         Beneficial Ownership   Class
------------------------                         --------------------   -----
Joseph J. Raymond.............................          627,321 (1)      10.5%
Joan Raymond..................................          510,361 (2)       8.8
Charles A. Sahyoun............................          269,615 (3)       4.6
Michael J. Rutkin.............................          213,075 (4)       3.7
Michael A. Maltzman...........................          111,282 (5)       1.9
Sanford I. Feld...............................           57,834 (6)      (7)
H. Robert Kingston............................           43,333 (8)      (7)
Donald W. Feidt...............................           30,000 (9)      (7)
All Directors and Executive Officers as
  a Group (9 persons)(1)(3)(4)(5)(6)(7)(8)(9)
  and (10) ...................................        1,406,803          22.8%


----------


(1) Includes 168,782 shares subject to options to purchase that are currently exercisable or may become exercisable within 60 days of March 15, 2001. Excludes 1,100,000 shares subject to options that are not exercisable within 60 days of March 15, 2001.


(2) Includes 250,000 shares held by the children of Joan Raymond residing in her household.


(3) Includes 64,615 shares subject to currently exercisable stock options. Excludes 120,833 shares subject to options that are not exercisable within 60 days of March 15, 2001.


(4) Includes 30,000 shares held by the children of Michael Rutkin living in his household and 10,000 shares held by his wife.


(5) Includes 64,615 shares subject to currently exercisable stock options. Excludes 120,833 shares subject to options that are not exercisable within 60 days of March 15, 2001.





(6) Includes 49,167 shares subject to currently exercisable stock options and warrants.

(7) Shares beneficially owned do not exceed 1% of the Company's outstanding common stock.

(8) Includes 33,333 shares held by the Kingston Family Revocable Trust. Includes 10,000 shares subject to options that become exercisable within sixty (60) days of March 15, 2001.

(9) Includes 10,000 shares subject to options that become exercisable within sixty (60) days of March 15, 2001.

(10) Includes 54,343 shares that are beneficially owned by J. Todd Raymond, the Company's General Counsel and Corporate Secretary, including 22,115 shares subject to currently exercisable options. Excludes 46,667 shares subject to options that are not exercisable within sixty (60) days of March 15, 2001.


Management Control


      As of March 15, 2001, directors, officers and senior management employees of Stratus controlled approximately 22.8% of our outstanding voting stock. As a result, if they act together, they may have the ability to significantly influence the outcome of all matters requiring stockholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and the ability to control our management and affairs.

                              SELLING STOCKHOLDERS


      The following table sets forth certain information regarding the beneficial ownership of the shares of common stock to be offered hereby as of March 15, 2001, and as adjusted to reflect the sale of the common stock offered hereby, by the selling stockholders. The information included in this table concerning the selling stockholders who may offer common stock hereunder from time to time is based on information provided to us by such stockholders, except for the assumed conversion rate of the 6% debentures into shares of common stock which is based solely on the assumptions discussed below. Information concerning such stockholders may change from time to time and any changes of which we are advised will be set forth in a prospectus supplement to the extent required.

      Of the 5,096,180 shares of common stock offered by this prospectus, the shares of common stock were issued or are issuable as follows:

      o Shares Issuable upon Conversion of 6% Debentures. The 6% debentures are convertible into common stock at a conversion price equal to the lesser of $4.65 or 75% of the average closing price of a share of the common stock during the five (5) trading days preceding the actual conversion date. Assuming a conversion price of $1.05 per share, that the 6% debentures are outstanding until maturity and all interest is paid in stock, the number of shares issuable upon conversion of the 6% debentures is 1,892,762, notwithstanding the 4.999% limitation described below.


      o Shares Issuable upon Exercise of Warrants. In connection with the private placement completed in December 2000, we issued warrants to one of the investors, King, LLC, to acquire 25,000 shares of common stock at an exercise price of $7.50 per share. In addition, we issued Hornblower & Weeks, Inc., one of the placement agents for the offering, warrants to acquire 50,000 shares of common stock at an exercise price of $5.00 per share. The other placement agent for the offering, May Davis Group, Inc. was issued warrants to acquire 75,000 shares of common stock at $7.50 per share.

      Each holder of the 6% debentures is prohibited from using them and, in the case of the investor who was issued warrants, the warrants to acquire shares of our common stock to the extent that such acquisition would result in such holder, together with any affiliate thereof, beneficially owning in excess of 4.999% of the outstanding shares of our common stock following such acquisition. This restriction may be waived by such holder on not less than 61 days' notice to us.

      Since the number of shares of our common stock that will be issuable upon conversion of the 6% debentures is based upon fluctuations of the market price of our common stock prior to a conversion thereunder, the actual number of shares of our common stock that will be issuable and beneficially owned upon conversion of the 6% debentures cannot be determined at this time. Because of the fluctuating characteristic, we have agreed to register a number of shares of our common stock that exceeds the number of shares of our common stock currently beneficially owned by the holder thereof. The number of shares of our common stock listed in the table below as being beneficially owned by each applicable selling stockholder includes the shares of our common stock that are issuable to it, subject to the 4.999% limitation, upon conversion of the

6% debentures. However, the 4.999% limitation would not prevent a holder of the 6% debentures from acquiring and selling in excess of 4.999% of shares of our common stock through a series of conversions and sales under the 6% debentures while never beneficially owning more than 4.999% at any one time.

                                   Beneficial                         Beneficial
                                   Ownership                     Ownership of Common
                                of Common Stock                      Stock after
                             Prior to Offering (1)  Number of        Offering (3)
                             --------------------   Shares of    -------------------
                               Number of  Percent  Common Stock   Number of  Percent
Name of Selling Stockholders    Shares   of Class  Being Offered   Shares   of Class
----------------------------    -------  --------  -------------   ------   --------
Gary H. Anderson                136,809    2.3          247,618        ---    ---
Gertrude Gardner, Inc.           30,953    (2)           61,906        ---    ---
JC Financials, Inc.              37,142    (2)           74,284        ---    ---
Glenn DelRusso                  123,809    2.1          247,618        ---    ---
Coastal Investment Group, Inc.   56,209     1           112,418        ---    ---
Randy Hansen                     61,905    1.1          123,810        ---    ---
Carmelo Lupino                   30,953    (2)           61,906        ---    ---
James L. Morrison               127,809    2.2          247,618        ---    ---
George W. Rachau                 30,953    (2)           61,906        ---    ---
Texas International
Investments, Inc.               304,581    4.99         619,048        ---    ---
Paul X. Welch                   231,524    3.8          463,048        ---    ---
Thomas D. Wilbert                67,405    1.2          123,810        ---    ---
King LLC                        304,581    4.99       2,526,190        ---    ---
May Davis Group, Inc.            15,000    (2)           15,000        ---    ---
Hornblower & Weeks, Inc.         50,000    (2)           50,000        ---    ---
Mark Angelo                      15,000    (2)           15,000        ---    ---
Joseph Donohue                   15,000    (2)           15,000        ---    ---
Hunter Singer                    15,000    (2)           15,000        ---    ---
Robert Farrell                   15,000    (2)           15,000        ---    ---


----------
(1) Except as otherwise indicated, to the knowledge of the Company, all securities are held beneficially and of record and all persons listed in this table have sole voting and investment power with respect to their securities, except to the extent that authority is shared by spouses under applicable law.

(2)   Less than one percent (1%).

(3) Because the selling stockholders may offer all or some of the common stock pursuant to the offering contemplated by the prospectus, no estimate can be given as to the amount of shares of common stock that will be held by the selling stockholders at the completion of this offering.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their pledgees, assignees and successors in interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than this prospectus.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in securities of the company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

      Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The investor and any broker-dealers or agents that are involved in selling the shares are considered "underwriters" by the Securities and Exchange Commission within the meaning of the Securities Act in connection with sales under this prospectus. Accordingly, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them will be deemed underwriting commissions or discounts under the Securities Act.

      The Company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                           DESCRIPTION OF SECURITIES

General


      Our authorized capital stock consists of 25 million shares of common stock, par value $0.01 per share and 5 million shares of preferred stock, par value $0.01 per share. As of March 15, 2001, there were 5,788,286 shares of common stock and no shares of preferred stock outstanding.


Common Stock

      Each share of common stock entitles the holder thereof to one vote on all matters submitted to the stockholders. Since the common stock does not have cumulative voting rights, holders of more than 50% of the outstanding shares can select all of the directors and the remaining shares could not elect any directors. The shares are not subject to redemption rights and there are no preemptive rights. All outstanding shares of common stock are fully paid and non-assessable. Holders of common stock are entitled to receive dividends out of funds legally available for distribution when, as and if declared by the Board of Directors. The payment of cash dividends on the common stock is unlikely for the foreseeable future. Upon any liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share pro rata in any distribution to the holders of common stock.

Preferred Stock

      Our certificate of incorporation authorizes the Board of Directors to issue shares of preferred stock in one or more series with such dividend, liquidation, conversion, redemption and other rights as the Board establishes at the time. Stockholder approval is not required to issue preferred stock. To the extent that we issue any shares of Preferred Stock, the ownership interest and voting power of existing stockholders could be diluted.

      The preferred stock could be issued in one or more series with such voting, conversion and other rights as would discourage possible acquirers from making a tender offer or other attempt to gain control of the Company, even if such transaction was generally favorable to our stockholders. In the event of a proposed merger, tender offer or other attempt to gain control of the Company which the Board does not approve, it might be possible for the Board to authorize the issuance of a series of preferred stock with rights and preferences which could impede the completion of such a transaction. The Board could authorize holders of the preferred stock to vote, either separately as a class or with the holders of common stock, on any merger, sale or exchange of assets or other extraordinary corporate transaction. Preferred stock may be used to discourage possible acquirors from making a tender offer or other attempt to gain control of the Company with a view to imposing a merger or sale of all or any part of the Company's assets, even though a majority of stockholders may deem such acquisition attempts to be desirable.

      Preferred stock may also be used as consideration for any acquisition that we undertake, either alone or in combination with shares, notes or other assets including cash or other liquid securities.

6% Debentures

      The outstanding 6% debentures issued in December 2000 are due December 1, 2005 but may be prepaid in whole or in part at any time by the Company upon ten
(10) trading days notice. Prepayment may be made in an amount equal to 115% of the aggregate principal amount that the Company elects to prepay if the prepayment occurs within 120 days of December 4, 2000 (the "Original Issue Date"), in an amount equal to 120% of the aggregate principal amount that the Company elects to prepay if the prepayment occurs after 120 days but before 181 days after the Original Issue Date and in an amount equal to 125% of the aggregate principal amount that the Company elects to prepay if the prepayment occurs 181 days or more after the Original Issue Date.

      The 6% debentures require the Company to pay interest to the holders thereof on a quarterly basis at a rate of 6% per annum in cash or, at the election of the Company, common stock. If interest is paid in common stock, then the number of shares issuable on account of such interest will equal the cash amount of the interest divided by the conversion price in effect at the time of conversion. The actual conversion price is the lesser of (i) $4.65 or (ii) 75% of the average closing price of a share of common stock during the five (5) consecutive trading days immediately preceding the applicable conversion date. The shares of common stock issuable upon conversion of the 6% debentures are identical to the shares of common stock described above. In addition, the shares of common stock issuable upon conversion of the 6% debentures are being registered pursuant to the registration statement of which this prospectus is a part.

      Subject to certain limitations on conversion, the 6% debentures are convertible into shares of common stock at the option of the holder, in whole or in part, at any time after the expiration of 120 days from the Original Issue Date. A holder may not convert a 6% debenture or receive shares of common stock as payment of interest in connection with a 6% debenture to the extent such conversion or receipt of such interest payment would result in the holder, together with any affiliate, beneficially owning in excess of 4.999% of the then issued and outstanding shares of common stock (including shares issuable upon conversion of, and payment of interest on, the 6% debentures held by such holder). A holder of 6% debentures may waive this restriction.

      The rules of the National Association of Securities Dealers, Inc. or NASD provide that stockholder approval must be obtained in connection with a transaction other than a public offering involving the sale or issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the voting power outstanding before the issuance for less than the greater of the book or market value of the stock.

      The 6% debentures contain provisions which would prohibit the issuance of common stock upon the conversion of the 6% debentures in excess of the limit imposed by the NASD rule. The failure to obtain stockholder approval of the full number of shares of common stock issuable upon conversion of the 6% debentures could require the Company to pay cash to a holder of 6% debentures in an amount equal to the aggregate principal amount of the 6% debentures then held by such holder for which a conversion would result in an issuance of common stock in excess of the limit imposed by the NASD rule.

Warrants

      In connection with the December 2000 private offering of 6% debentures, the Company granted five (5) year warrants to a single investor and the placement agents in the private offering. The Placement Agents received five (5) year warrants to acquire 75,000 shares of common stock at an exercise price of $7.50 per share and five (5) year warrants to acquire 50,000 shares of common stock at an exercise price of $5.00. A single investor in the private placement received warrants to purchase 25,000 shares at an exercise price of $7.50 per share. The shares of common stock issuable upon exercise of the warrants are identical to the shares of common stock described above. In addition, the shares of common stock issuable upon exercise of the warrants are being registered pursuant to the registration statement of which this prospectus is a part.

Statutory Business Combination Provision

      The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless:

      o the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder;

      o the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that made such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or

      o on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

      Under Section 203, an "interested stockholder" is defined as any person who is the owner of 15% or more of the outstanding voting stock of the corporation, or an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

      A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws, through action of its stockholders, to exempt itself from coverage, provided that such bylaw or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. We have not adopted such an amendment to our Certificate of Incorporation or Bylaws.

Limitation on Liabilities and Indemnification Matters

      Pursuant to our certificate of incorporation and bylaws and as permitted by Delaware law, directors are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has received an improper personal benefit.

      The Company's certificate of incorporation and bylaws also provide that directors and officers shall be indemnified to the fullest extent authorized by Delaware law against all expenses and liabilities actually and reasonably incurred in undertaking their duties. Non-officer employees and agents may be similarly indemnified at the discretion of the Board of Directors. The certificate of incorporation and the by-laws further permit the advancing of expenses incurred in defense of claims.

Certain provisions of the Certificate of Incorporation and Bylaws

      The Company's bylaws provide that a special meeting of stockholders can only be called by the Chief Executive Officer or by a majority of the Board of Directors. The bylaws provide that only matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. The Company's Bylaws may be amended or repealed or new bylaws may be adopted by the Board of Directors. Stockholders may vote to amend or repeal such Bylaws as adopted or amended by the Board of Directors; however, such a right requires approval from at least two-thirds of the stockholders voting.

      The Company's certificate of incorporation and bylaws also provide that any action required or permitted to be taken by the stockholders of the company at an annual or special general meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

Anti Takeover Effects of the Charter Documents and Delaware Law

      The Company's certificate of incorporation and bylaws include certain provisions that may have anti-takeover effects. These provisions may delay, defer or prevent a tender offer or takeover attempt that stockholders may consider to be in their best interests including attempts that might result in a premium over the market price for the shares held by the stockholders. These provisions may also make it more difficult to remove incumbent management.

      These provisions include

      o     authorizing our Board of Directors to issue preferred stock;

      o     limiting the persons who may call special meetings of stockholders;

      o     prohibiting stockholder action by written consent;

      o establishing advance notice requirements for nominations for election of our board of directors or for proposing matters that can be acted on by stockholder meetings and

      o     prohibiting cumulative voting in the election of directors.

Listing

      The common stock of the Company trades on the Nasdaq Smallcap Market under the trading symbol SERV and on the Boston Stock Exchange under the trading symbol SSG.

Transfer Agent and Registrar

      The Company's transfer agent is American Stock Transfer and Trust Company.

"Penny Stock" Rules

      The Nasdaq Stock Market has certain continuing listing criteria which the Company must satisfy in order to maintain the listing of common stock on the Nasdaq SmallCap Market, including criteria pertaining to net tangible assets, market capitalization and net income. If the Company is unable to meet these criteria, the Company's common stock could be delisted from trading on the Nasdaq SmallCap Market. In the event that the common stock is delisted, the common stock could be classified as a penny stock depending upon its market price and the manner in which it is traded. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information is proved by the exchange or the Nasdaq Stock Market. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about penny stocks and the nature and level of risk in the penny stock market and other information. In addition, the penny stock rules require a broker-dealer to enter into a special written agreement with respect to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a security that becomes subject to the penny stock rules. Prices for penny stocks are often not available and investors are often unable to sell such stocks.

                               LEGAL PROCEEDINGS

      We are involved, from time to time, in routine litigation arising in the ordinary course of business. We do not believe that any currently pending litigation will have a material adverse effect on our financial position or results of operations.

                                 LEGAL MATTERS

      The legality of the shares offered by this prospectus will be passed upon for us by Giordano, Halleran & Ciesla, a Professional Corporation, Middletown, New Jersey.

                                    EXPERTS

      Certain financial statements included in this prospectus and elsewhere in the registration statement have been audited by Amper, Politziner & Mattia, PA independent auditors, as indicated in their reports with respect thereto, and are included in reliance upon the authority of the firm as experts in giving such reports.

                             ADDITIONAL INFORMATION

      We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the offered common stock. We have not included in this prospectus additional information contained in the Registration Statement and you should refer to the Registration Statement and its exhibits for further information. The Registration Statement and exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices at the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60611-2511. The SEC maintains a worldwide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. Copies of all or any portion of the Registration Statement may be obtained from the public reference section of the SEC upon payment of the prescribed fees.

                          INDEX TO FINANCIAL STATEMENTS

                          STRATUS SERVICES GROUP, INC.

                      For the Year Ended September 30, 2000

                                                                     Page(s) No.
                                                                     -----------
Report of Independent Certified Public Accountants .............          F-2
Balance Sheet ..................................................          F-3
Statements of Operations .......................................          F-4
Statement of Cash Flows ........................................          F-5
Statements of Stockholders' Equity .............................          F-6
Notes to Financial Statements ..................................       F-7 - F17

                          STRATUS SERVICES GROUP, INC.
                 For the Years Ended September 30, 1999 and 1998
        And the Three Months Ended December 31, 1999 and 1998 (Unaudited)

                                                                     Page(s) No.
                                                                     -----------
Independent Auditors' Report ..................................           F-18
Balance Sheets ................................................           F-19
Statements of Operations ......................................           F-20
Statement of Stockholders' Deficiency .........................           F-21
Statements of Cash Flows ......................................           F-22
Notes to Financial Statements .................................           F23-35


                          STRATUS SERVICES GROUP, INC.
        For the Three Months Ended December 31, 2000 and 1999 (Unaudited)

                                                                     Page(s) No.
                                                                     -----------
Condensed Balance Sheet .......................................          F-36
Condensed Statements of Operations ............................          F-37
Condensed Statements of Cash Flows ............................          F-38
Notes to Condensed Financial Statements .......................          F-39-40

                          Independent Auditors' Report

To the Stockholders of
Stratus Services Group, Inc.

We have audited the accompanying balance sheet of Stratus Services Group, Inc. as of September 30, 2000, and the related statements of operations, stockholders' equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stratus Services Group, Inc. as of September 30, 2000, and the results of its operations and its cash flows for the two years then ended, in conformity with generally accepted accounting principles.

                           /s/ AMPER, POLITZINER & MATTIA, P.A.

                           AMPER, POLITZINER & MATTIA, P.A.

December 14, 2000
Edison, New Jersey

                          STRATUS SERVICES GROUP, INC.
                                  Balance Sheet

                                     Assets

                                                                       September 30,
                                                                            2000
                                                                       -------------
Current assets
         Cash and cash equivalents                                    $  1,030,722
         Due from factor - less allowance for recourse
                  obligation of $30,000                                  1,154,012
         Accounts receivable - less allowance for doubtful
                  accounts of $255,000                                     852,876
         Unbilled receivables                                            1,236,002
         Loans to related parties                                           64,500
         Loans receivable                                                   56,000
         Prepaid insurance                                                 432,674
         Prepaid expenses and other current assets                         278,169
         Deferred taxes                                                    340,000
                                                                      ------------
                                                                         5,444,955

Property and equipment, net of accumulated depreciation                  1,118,625
Goodwill, net of accumulated amortization                                3,716,538
Investment in marketable securities                                             --
Other assets                                                                38,163
                                                                      ------------
                                                                      $ 10,318,281
                                                                      ============

                      Liabilities and Stockholders' Equity
Current liabilities
         Loans payable (current portion)                              $     27,012
         Notes payable - acquisition (current portion)                     275,000
         Insurance obligation payable                                      367,100
         Accounts payable and accrued expenses                           1,172,148
         Accrued payroll and taxes                                       1,105,363
         Payroll taxes payable                                             412,513
                                                                      ------------
                                                                         3,359,136

Loans payable (net of current portion)                                     134,700
Notes payable - acquisition (net of current portion)                        25,000
                                                                      ------------
                                                                         3,518,836
Commitments and contingencies

Stockholders' equity
         Preferred stock, $.01 par value, 5,000,000 shares
                  authorized, none issued and outstanding                       --
         Common stock, $.01 par value, 25,000,000 shares
                authorized, 5,712,037 shares issued and outstanding         57,120
         Additional paid-in capital                                     10,554,782
         Deferred compensation                                             (67,900)
         Accumulated deficit                                            (3,744,557)
                                                                      ------------
                  Total stockholders' equity                             6,799,445
                                                                      ------------
                                                                      $ 10,318,281
                                                                      ============

                See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                            Statements of Operations
                 For the Years Ended September 30, 2000 and 1999

                                                                         For the Year Ended
                                                                           September 30,
                                                                        2000            1999
                                                                    ------------    ------------
Revenues (including $364,000 and $1,696,000 from related parties)   $ 41,676,587    $ 30,042,751

Cost of revenue (including $326,000 and $1,521,000
         from related parties)                                        31,182,678      23,306,254
                                                                    ------------    ------------

Gross Profit                                                          10,493,909       6,736,497
                                                                    ------------    ------------

Operating expenses
         Selling, general and administrative expenses                  8,792,417       6,659,449
         Provision for recourse obligation                               122,500         595,000
                                                                    ------------    ------------
                                                                       8,914,917       7,254,449
                                                                    ------------    ------------

Earnings (loss) from operations                                        1,578,992        (517,952)
                                                                    ------------    ------------

Other income (expenses)
         Finance charges                                                (618,134)       (722,020)
         Interest expense                                               (300,892)       (309,257)
         Other income                                                     45,944          22,186
                                                                    ------------    ------------
                                                                        (873,082)     (1,009,091)
                                                                    ------------    ------------

Earnings (loss) before benefit from income taxes                         705,910      (1,527,043)

Income tax benefit                                                       340,000              --
                                                                    ------------    ------------

Net earnings (loss)                                                 $  1,045,910    $ (1,527,043)
                                                                    ============    ============

Net earnings (loss) per common share -
         Basic                                                      $        .21    $       (.40)
         Diluted                                                             .20            (.40)

Weighted average shares, outstanding per common share
         Basic                                                         4,931,914       3,828,530
         Diluted                                                       5,223,508       3,828,530

                See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                            Statements of Cash Flows
                 For the Years Ended September 30, 2000 and 1999

                                                                   For the Years Ended
                                                                     September 30,
                                                                   2000           1999
                                                               -----------    -----------
Cash flows from operating activities
     Net earnings (loss)                                       $ 1,045,910    $(1,527,043)
                                                               -----------    -----------
     Adjustments to reconcile net earnings (loss)
              to net cash used by operating activities
              Depreciation                                         175,419         74,970
              Amortization                                         191,710        121,848
              Deferred taxes - benefit                            (340,000)            --
              Imputed interest                                      57,652         25,645
              Accrued interest                                      41,522         91,996
              Compensation - stock options                          46,800         46,800
     Changes in operating assets and liabilities
              Due to/from factor                                (1,837,936)       465,532
              Accounts receivable                                 (978,454)      (702,959)
              Prepaid insurance                                   (175,461)       (34,922)
              Prepaid expenses and other current assets           (262,261)       (10,778)
              Other assets                                          19,593          6,582
              Insurance obligation payable                         114,214         41,178
              Accrued payroll and taxes                            171,028         64,512
              Payroll taxes payable                                186,281         82,920
              Accounts payable and accrued expenses                (80,469)       259,274
                                                               -----------    -----------
                           Total adjustments                    (2,670,362)       532,598
                                                               -----------    -----------
                                                               $(1,624,452)   $  (994,445)
                                                               ===========    ===========
Cash flows (used in) investing activities
     Purchase of property and equipment                           (780,975)      (283,466)
     Payments for business acquisitions                         (1,053,868)      (194,930)
     Loans receivable                                             (120,500)            --
                                                               -----------    -----------
                                                                (1,955,343)      (478,396)
                                                               -----------    -----------
Cash flows from financing activities
     Proceeds from initial public offering                       6,034,169             --
     Proceeds from sale of common stock                                 --        732,126
     Proceeds from loans payable                                 1,125,000      1,388,375
     Payments of loans payable                                  (1,457,624)      (370,746)
     Payments of notes payable - acquisitions                   (1,164,100)            --
     Purchase of treasury stock                                   (350,000)            --
     Payments of registration costs                                     --       (103,829)
                                                               -----------    -----------
                                                                 4,187,445      1,645,926
                                                               -----------    -----------
Net change in cash and cash equivalents                            607,650        173,085
Cash and cash equivalents - beginning                              423,072        249,987
                                                               -----------    -----------
Cash and cash equivalents - ending                             $ 1,030,722    $   423,072
                                                               ===========    ===========
Supplemental disclosure of cash paid
       Interest                                                $   201,718    $   174,175
Schedule of Noncash Investing and Financing Activities
       Fair value of assets acquired                           $ 1,548,097    $ 2,421,903
       Less: cash paid                                          (1,048,097)       (57,430)
       Less: common stock and put options issued                        --       (520,000)
                                                               -----------    -----------
       Liabilities assumed                                     $   500,000    $ 1,844,473
                                                               ===========    ===========
      Issuance of common stock in exchange for notes payable   $ 1,000,000    $ 1,092,762
                                                               ===========    ===========
       Accrued and imputed interest                            $    99,174    $   117,641
                                                               ===========    ===========
       Purchase of property and equipment for notes            $   163,836    $        --
                                                               ===========    ===========

See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                       Statement of Stockholders' Equity
                For the Years Ended September 30, 2000 and 1999

                                                                                                        Additional
                                                                               Common Stock              Paid-In
                                                          Total           Amount          Shares         Capital
                                                      ------------    ------------    ------------    ------------
Balance - October 1, 1998                             $ (3,356,310)   $     37,198       3,719,734    $     31,416
Net (loss)                                              (1,527,043)             --              --              --
Compensation expense in connection with stock
       options granted (no tax effect)                      46,800              --              --              --
Issuance of common stock in connection with
       acquisition                                              --             347          34,667            (347)
Issuance of common stock in exchange for
       notes payable                                     1,092,762           2,914         291,403       1,089,848
Proceeds from the private placement of
       common stock (net of costs of $117,874)
       for cash                                            732,126           2,266         226,666         729,860
                                                      ------------    ------------    ------------    ------------
Balance - September 30, 1999                          $ (3,011,665)   $     42,725       4,272,470    $  1,850,777
Net earnings                                             1,045,910              --              --              --
Compensation expense in connection with stock
       options granted (no tax effect)                      46,800              --              --              --
Issuance of common stock in exchange for
       notes payable                                     1,000,000           1,933         193,333         998,067
Proceeds from the Initial Public Offering
       of common stock (net of costs of $1,869,660)      5,930,340          13,000       1,300,000       5,917,340
Transfer from Temporary Equity                           2,138,060              --              --       2,138,060
Purchase and retirement of Treasury Stock                 (350,000)           (538)        (53,766)       (349,462)
                                                      ------------    ------------    ------------    ------------
Balance - September 30, 2000                          $  6,799,445    $     57,120       5,712,037    $ 10,554,782
                                                      ============    ============    ============    ============


                                                           Deferred     Accumulated
                                                         Compensation     Deficit
                                                        ------------    ------------
Balance - October 1, 1998                               $   (161,500)   $ (3,263,424)
Net (loss)                                                        --      (1,527,043)
Compensation expense in connection with stock
       options granted (no tax effect)                        46,800              --
Issuance of common stock in connection with
       acquisition                                                --              --
Issuance of common stock in exchange for
       notes payable                                              --              --
Proceeds from the private placement of
       common stock (net of costs of $117,874)
       for cash                                                   --              --
                                                        ------------    ------------
Balance - September 30, 1999                            $   (114,700)   $ (4,790,467)
Net earnings                                                      --       1,045,910
Compensation expense in connection with stock
       options granted (no tax effect)                        46,800              --
Issuance of common stock in exchange for
       notes payable                                              --              --
Proceeds from the Initial Public Offering
       of common stock (net of costs of $1,869,660)               --              --
Transfer from Temporary Equity                                    --              --
Purchase and retirement of Treasury Stock                         --              --
                                                        ------------    ------------
Balance - September 30, 2000                            $    (67,900)   $ (3,744,557)
                                                        ============    ============

                See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 1 - Nature of Operations and Summary of Significant Accounting Policies Operations

            Stratus Services Group, Inc. (the "Company") is a national provider of staffing and productivity consulting services. As of December 14, 2000, the Company operated a network of thirty-two offices in eleven states.

            The Company operates as one business segment. The one business segment consists of its traditional staffing services, engineering staffing services, and SMARTSolutions(TM), a structured program to monitor and enhance the production of a client's labor resources. The Company's customers are in various industries and are located throughout the United States. Credit is granted to substantially all customers. No collateral is maintained.

            Revenue Recognition

            The Company recognizes revenue as the services performed by its workforce. The Company's customers are billed weekly. At balance sheet dates, there are accruals for unbilled receivables and related compensation costs.

            Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the report amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Cash Equivalents and Concentration of Cash

            The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

            Reclassification

            Certain items in the Statement of Operations for the year ended September 30, 1999 have been reclassified to conform to the year ended September 30, 2000 presentation.

            Comprehensive Income

            Comprehensive income is the total of net income and all other non-owner changes in equity and is not material.

            Earnings/Loss Per Share

            The Company utilizes Statement of Financial Accounting Standards No. 128 "Earnings Per Share", (SFAS 128), whereby basic earnings per share ("EPS") excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS assumes conversion of dilutive options and warrants, and the issuance of common stock for all other potentially dilutive equivalent shares outstanding.

            Property and Equipment

            Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                               Estimated
                                               Method         Useful Life
                                               ------         -----------
             Furniture and fixtures       Declining balance     5 years
             Office equipment             Declining balance     5 years
             Computer equipment             Straight-line       5 years
             Computer software              Straight-line       3 years
             Vans                           Straight-line       5 years

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 1 -    Nature of Operations and Summary of Significant Accounting Policies
            - (continued)
            Goodwill

            Goodwill is amortized on a straight-line basis over fifteen years.

            Factoring

            The Company's factoring agreement (see Note 4) with a financing institution ("factor") has been accounted for as a sale of receivables under Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Services of Financial Assets and Extinguishment of Liabilities". ("SFAS" No. 125)

            Fair Values of Financial Instruments

            Fair values of cash and cash equivalents, accounts receivable, due from factor, accounts payable and short-term borrowings approximate cost due to the short period of time to maturity. Fair values of long-term debt, which have been determined based on borrowing rates currently available to the Company for loans with similar terms or maturity, approximate the carrying amounts in the financial statements.

            Stock - Based Compensation

            Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS" 123") allows a company to adopt a fair value based method of accounting for its stock-based compensation plans or continue to follow the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". The Company accounts for stock-based compensation in accordance with the provisions of APB No. 25, and complies with the disclosure provisions of SFAS No. 123. Under APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

            Income Taxes

            The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

            Advertising Costs

            Advertising costs are expensed as incurred. The expenses for the years ended September 30, 2000 and 1999 were $185,000 and $133,000, respectively, and is included in selling, general and administrative expenses.

            Impairment of Long-Lived Assets

            The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS No. 121"). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

            New Accounting Pronouncements

            In September 2000, FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities which is a replacement of SFAS No. 125. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001. The Company does not anticipate that this statement will have a material impact on its financial position and results of operations.

            In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The Company believes their revenue recognition policies do not significantly differ from SAB 101.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 1 -    Nature of Operations and Summary of Significant Accounting Policies
            - (continued)
            New Accounting Pronouncements

            In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. As amended by SFAS 138, SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement does not have a material impact on the Company's financial position and results of operations.

Note 2 -    Initial Public Offering

            On May 5, 2000, the Company completed its initial public offering ("IPO") of 1,300,000 shares of common stock at a price of $6.00 per share, generating net proceeds of approximately $5,930,000 after deducting underwriters discounts and offering costs of approximately $1,870,000.

Note 3 -    Acquisitions

            Tandem

            On June 26, 2000, the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of eight offices of Tandem, a division of Outsource International, Inc. ("Outsource"). The purchase price was $1,300,000, of which $800,000 was paid in cash at the closing and the remaining $500,000 was represented by two promissory notes. The first note, representing $400,000 is payable in two installments of $200,000 plus accrued interest at 8.5% a year, within 90 days and 180 days after closing. Accordingly, $200,000 was paid in September 2000. The second note, representing $100,000 bears interest at 8.5% a year and is payable in twelve equal monthly installments beginning January 1, 2001.

            The excess of cost paid over net assets acquired resulted in goodwill of $1,562,693, computed as follows:

            Net assets acquired
              Furniture and equipment                           $    38,175
              Accrued holiday and vacation pay                      (47,000)
                                                                -----------
            Amounts paid                                             (8,825)
                                                                -----------
              Cash                                                  800,000
              Notes payable                                         500,000
              Finder's fees and other costs                         253,868
                                                                -----------
                                                                  1,553,868
                                                                -----------

              Excess of amounts paid over net
                assets acquired - goodwill                      $ 1,562,693
                                                                ===========

            B&R Employment, Inc.

            On January 4, 1999, the Company entered into an asset purchase agreement with B&R Employment, Inc. ("B&R"). The Company purchased certain assets including office equipment, furniture and fixtures, sales and operating records, customer contracts and agreements, vendor lists, and seller's licenses and certificates. The purchase price was $2,400,000, consisting of notes for $1,880,000 and the issuance of 34,667 shares of the Company's common stock. B&R had a put option to sell these shares back to the Company at $15 per share, provided that the Company did not conduct an initial public offering within twenty-four months. As a result of the IPO, $520,000 of "Temporary equity - put options" representing 34,667 shares in connection with the acquisition was transferred to additional paid-in capital. In February 2000, the Company entered into a debt-equity conversion agreement with B&R whereby, B&R agreed to convert, except for $666,000, the amounts due under the notes payable-acquisition, including accrued interest, into shares of the Company's common stock upon the Company's initial public offering of securities. The number of shares to be issued was based on the offering price in the initial public offering. In April 2000, the agreement was amended to provide that B&R would convert $500,000 into shares of the Company's common stock. Accordingly, upon the completion of the IPO, B&R was issued 83,333 shares of the Company's common stock and the notes were paid in full.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 3 -    Acquisitions - (continued)
            B&R Employment, Inc.

            In connection with this acquisition, the Company entered into an employment and a non-compete agreement for a three-year period with the sole stockholder of B&R. The excess of cost paid over net assets acquired resulted in goodwill of $2,414,903, computed as follows:

            Net assets acquired
              Office equipment                              $    7,000
                                                            ----------
              Amounts paid
                 Notes payable (net of $35,527 discount)     1,844,473
                 Issuance of common stock and put options      520,000
                 Finder's fees                                  57,430
                                                            ----------
                                                             2,421,903
                                                            ----------

              Excess of amounts paid over
                 net assets acquired - goodwill             $2,414,903
                                                            ==========

            The above acquisitions have been accounted for as purchases. The results of operations are included in the Company's statements of operations from the effective date of acquisition.

Note 4 -    Factoring Agreement

            The Company has a factoring agreement under which it may sell up to $3,000,000 of qualified trade accounts receivable, with limited recourse provisions. The agreement, which was scheduled to expire August 10, 2000, has been renewed on a month-to-month basis. The Company is required to repurchase or replace any receivable remaining uncollected for more than 90 days. During the years ended September 30, 2000 and 1999, gross proceeds from the sale of receivables was $34,179,692 and $25,227,640, respectively. The provision for recourse obligation includes the estimated recourse obligations on the sale of receivables. As of September 30, 2000, $5,623,817 of the receivables sold to the factor had not been collected.

            On December 12, 2000, the Company terminated its agreement with the factor and repurchased all accounts receivable from the factor with proceeds from a new line of credit (See note 18).

Note 5 -    Property and Equipment

            Furniture and fixtures                      $   206,307
            Office equipment                                 72,729
            Computer equipment                              810,226
            Computer software                               113,500
            Vans                                            208,570
                                                        -----------
                                                          1,411,332

            Accumulated depreciation                       (292,707)
                                                        -----------
            Net property and equipment                  $ 1,118,625
                                                        ===========

Note 6 -    Goodwill

            Goodwill                                    $ 4,030,096
            Less: accumulated amortization                 (313,558)
                                                        -----------
                                                        $ 3,716,538
                                                        ===========

Note 7 -    Loans Payable

            a.    Related Parties

                  During the years ended September 30, 2000 and 1999, various stockholders advanced funds to the Company for working capital. These loans bore interest at the rate of 12% per year and were payable upon demand. Interest expense on these loans for the years ended September 30, 2000 and 1999 was $15,000 and $43,544, respectively. All outstanding loans were repaid from proceeds of the IPO.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 7 -    Loans Payable - (Continued)

            a.    Related Parties

                  In August 1999, the Chief Executive Officer of the Company and his son agreed to exchange, effective June 30, 1999, $440,000 of notes payable by the Company to them, plus accrued interest of $52,762 for 131,403 shares of the Company's common stock. The stock was valued at $3.75 per share, which represents fair value based on the latest stock transactions and no gain or loss was recorded on the transaction.

            b.    Other

            Loans payable is comprised of the following:

                  (i) $75,847 comprised of three notes bearing interest at approximately 10% a year, payable $1,637 per month for sixty months beginning September 2000. These notes are secured by vans with a book value of $79,905 at September 30, 2000.

                  (ii) $85,865 representing an unsecured note bearing interest at 9.25% a year, payable $1,816 a month for sixty months beginning September 2000.

            The above loans are due as follows:

            For the Year Ending
               September 30,
            --------------------
                    2001                                 $ 27,012
                    2002                                   29,727
                    2003                                   32,730
                    2004                                   36,027
                    2005                                   36,216
                                                         --------
                                                         $161,712
                                                         ========

            Other loans aggregating $600,000 were settled by the issuance of 160,000 shares of the Company's common stock at $3.75 per share during the year ended September 30, 1999. Others loans during the year ended September 30, 2000, aggregating $100,000, $200,000 and $200,000 were settled by the issuance of 26,667 shares at $3.75 per share and 50,000 shares at $4.00 per share and 33,333 shares at $6.00 per share, respectively.

Note 8 -    Related Party Transactions

            Consulting Agreement

            The son of the Chief Executive Officer of the Company provides consulting services to the Company. Consulting expense was $156,000 and $107,000 for the years ended September 30, 2000 and 1999, respectively. As at September 30, 2000, $64,500 of advances were made to a company controlled by this related party.

            The Company has paid consulting fees to an entity whose stockholder is another son of the Chief Executive Officer of the Company. Consulting fees amounted to $9,000 and $23,000 for the years ended September 30, 2000 and 1999, respectively.

            Revenues

            The Company provided payroll services to an entity whose Chief Executive Officer is the son of the Chief Executive Officer of the Company. Revenues related thereto for the years ended September 30, 2000 and 1999, were $364,000 and $1,392,000, respectively. In August 1999, $663,000 of accounts receivable from this related party was converted into a note of $1,017,000. The difference was attributable to interest, which has not been accrued by the Company since all of the receivable had previously been reserved for as a doubtful account. All of the doubtful accounts receivable arose prior to the entity becoming a related party. The accounts receivable were generated through December 1998 and the entity became a related party in March 1999. In September 1999, the Company had agreed to accept 500,000 shares of the related party's common stock as full payment for the note. Although the shares of the related party's common stock are publicly traded, the 500,000 shares held by the Company were

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 8 -    Related Party Transactions - Continued

            Revenues

            restricted at the time of issuance. Accordingly, the investment was valued at $-0-. The shares are no longer restricted at September 30, 2000 and although the market price of unrestricted common shares of the related party at September 30, 2000 was $.84 per common share, the Company believes that the investment should still be valued at $-0-. As of December 14, 2000, the market price of those shares was $.04 per share. A realized gain will be recognized in the statement of operations upon the sale or exchange of these freely traded shares.

            The Company also provided payroll services to a non-public entity whose common stock is owned 50% by the Chief Executive Officer of the Company. For the years ended September 30, 2000 and 1999, revenues were $-0- and $304,000, respectively.

Note 9 -    Accounts Payable and Accrued Expenses

            Accounts payable                              $  980,880
            Accrued compensation                              94,457
            Accrued other                                     96,811
                                                          ----------
                                                          $1,172,148
                                                          ==========

Note 10 -   Income Taxes

            Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities follow:

            Current assets and liabilities

                     Allowance for recourse obligation       $  12,000
                     Allowance for doubtful accounts           102,000
                     Net operating loss carryforward           340,000
                     Valuation allowance                      (114,000)
                                                             ---------

            Net current deferred tax asset                   $ 340,000
                                                             =========

            Non-current assets and liabilities
                     Net operating loss carryforward         $ 462,000
                     Stock compensation                         27,000
                     Depreciation                               (5,000)
                     Valuation allowance                      (484,000)
                                                             ---------

            Net non-current deferred tax asset (liability)   $      --
                                                             =========

            The change in valuation allowances was a decrease of $560,000 and an increase of $143,000 for the years ended September 30, 2000 and 1999, respectively.

                                                      For the Years Ended
                                                          September 30
                                                        2000         1999
                                                     ---------    ---------
            Income tax benefit is comprised of:
                     Current                         $      --    $      --
                     Deferred                          220,000           --
                     Change in valuation allowance    (560,000)          --
                                                     ---------    ---------
                                                     $(340,000)   $      --
                                                     =========    =========

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 10 -   Income Taxes - (continued)

            At September 30, 2000, the Company has available the following federal net operating loss carryforwards for tax purposes:

            Expiration Date
              Year Ending
             September 30,

                  2012           $  124,000
                  2018            1,491,000
                  2019              391,000

            The effective tax rate on net earnings (loss) varies from the statutory federal income tax rate for periods ended September 30, 2000 and 1999.

                                                              2000       1999
                                                            ------     ------
            Statutory rate                                    34.0%     (34.0)%
            State taxes net                                    6.0       (6.0)
            Other differences, net                             1.4        1.3
            Valuation allowance                              (79.4)      38.7
            Benefit from net operating loss carryforwards    (10.2)        --
                                                            ------     ------
                                                             (48.2)%      --%
                                                            ======     ======

Note 11 -   Commitments and Contingencies

            Office Leases

            The Company leases offices and equipment under various leases expiring through 2005. Monthly payments under these leases are $39,000.

            The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year, as of September 30, 2000.

            For the Years Ending
               September 30,
            ---------------------
                    2001          $444,000
                    2002           326,000
                    2003           219,000
                    2004            99,000
                    2005            18,000

            Rent expense was $356,000 and $342,000 for the years ended September 30, 2000 and 1999, respectively.

            Royalpar Industries, Inc. ("Royalpar")

            In connection with the acquisition of certain assets and assumption of certain liabilities of Royalpar in 1997, there was an earn-out provision whereby the Company is obligated to pay to Royalpar creditors or disbursing agents an amount equal to 2% or 3% of the Company's income before taxes over a five-year period ending September 30, 2001. No amounts are currently due under this provision.

            Other

            From time to time, the Company is involved in litigation incidental to its business including employment practices claims. There is currently no litigation that management believes will have a material impact on the Company's financial portion.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 12 -   Temporary Equity - Common Stock

            Certain stockholders of the Company may have had a right to pursue claims against the Company as a result of possible technical violations of the laws and regulations governing the private placement and issuance of securities. Accordingly, the Company had recorded the original total proceeds of the sale of the shares to these certain stockholders in the amount of $1,618,060 as temporary equity - common shares in the balance sheet. The Company made a recission offer to stockholders holding approximately 2.8 million shares, pursuant to which the Company offered to repurchase the shares at their original purchase price (plus applicable interest) which ranged from $0.75 to $3.75 per share. As a result of no one accepting the recission offer during the recission period and the expiration, in certain cases, of applicable statutes of limitation, the $1,618,060 of temporary equity - common shares was transferred to additional paid-in capital during the year ended September 30, 2000.

Note 13 -   Stock Options and Warrants

            The Company has issued stock options to employees with terms of five to ten years. The options may be granted for 987,205 shares.

            In addition, the Company has issued to the Chief Executive Officer of the Company, options to acquire 1,000,000 shares at $6.00 per share. These options have a ten-year term and are exercisable at the earlier of five years or when the Company achieves earnings of $1.00 per share in a fiscal year. These options will be forfeited if the Chief Executive Officer leaves the employment of the Company.

            Pro forma information regarding net income and earnings per share is required by the Financial Accounting Standards Board Statement ("FASB No. 123"), and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model.

            The Black-Scholes method option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

            The following weighted-average assumptions were used:

                                                          September 30,
                                                       2000          1999
                                                    ------------  ------------
            Risk- free interest rate                       6%            5%
            Dividend yield                                 0%            0%
            Expected life                           4-7 years       4 years
            Volatility                                    54%           --

            For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                      For the Years Ended
                                                         September 30,
                                                      2000          1999
                                                   ------------  ------------

            Pro forma net earnings (loss)          $  507,051    $(1,583,829)
            Pro forma earnings (loss) per
              common share -
               Basic                               $      .10    $   (.41)
               Diluted                                    .10        (.41)

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 13 -   Stock Options and Warrants - (continued)

            Compensation expense under APB 25 was $46,800 for each of the years ended September 30, 2000 and 1999. Deferred compensation at September 30, 2000, was $67,900 and is to be amortized over the remaining vesting period.

            A summary of the Company's stock option activity and related information for the years ended September 30 follows:

                                                             Weighted Average
                                                    Options   Exercise Price
                                               ------------- -----------------
            Outstanding at September 30, 1998      534,000       $ 2.55
               Granted                                  --           --
               Canceled                                 --           --
               Exercised                                --           --
                                               -------------

            Outstanding at September 30, 1999      534,000         2.55
               Granted                           1,453,205         5.91
               Canceled                                 --           --
               Exercised                                --           --
                                               ------------- -----------------

            Outstanding at September 30, 2000    1,987,205       $ 5.01
                                               ============= =================
            Exercisable at September 30, 2000      473,536       $ 3.45
                                               ============= =================

            The exercise prices range from $1.50 to $6.00 per share.

            In connection with the IPO, the Company has issued 130,000 warrants to its underwriters to purchase shares at $8.70 per share, expiring in 2004. The Company has also issued the following warrants:

                  Number of
                  Warrants               Price Per Share          Expiring In
                  --------               ---------------          -----------
                   66,667                   $    7.50                 2004
                   65,000                        4.00                 2005
                   10,000                        5.00                 2005
                   20,000                        6.00                 2005

            Following is a summary of the status of stock options outstanding at September 30, 2000:

                          Outstanding Options                   Exercisable Options
                         -----------------------              -------------------------
                                      Weighted                              Weighted
                                      Average     Weighted                  Average
             Exercise                Remaining     Average                  Exercise
              Price       Number     Contractual  Exercise     Number        Price
            -----------  ----------  -----------  ----------  ----------  -------------
                                        Life        Price
                                     -----------  ----------

            $ 1.50        166,667    1.9 years    $  1.50     166,667     $   1.50
              3.00        360,000    7.3 years       3.00     207,498         3.00
              4.50          7,333    7.7 years       4.50       3,666         4.50
             5.625        357,500    9.8 years      5.625          --           --
              6.00       1,095,705   9.6 years       6.00      95,705         6.00
                         ---------                            -------
                         1,987,205                            473,536
                         =========                            =======

            As of September 30, 2000, no stock options or warrants have been exercised. Not included in the above table are options with respect to 400,000 shares, exercisable at $5.625 per share, which were granted in July 2000, subject to shareholder approval. On December 14, 2000, the options were amended to eliminate the requirement for shareholder approval.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 14 -   Major Customers

            The Company had one customer who accounted for 12% of total revenues for the year ended September 30, 2000 and two customers who accounted for 30% of total revenues for the year ended September 30, 1999. Major customers are those who account for more than 10% of total revenues.

Note 15 -   Retirement Plans

            The Company maintains two 401(k) savings plans for its employees. The terms of the plan define qualified participants as those with at least three months of service. Employee contributions are discretionary up to a maximum of 15% of compensation. The Company can match up to 20% of the employees' first 5% contributions. The Company's 401(k) expense for the years ended September 30, 2000 and 1999 was $37,000 and $26,000, respectively.

Note 16 -   Private Placement

            The Company raised $1,000,000 in gross proceeds through a private placement during the year ended September 30, 1999. Each private placement "unit" was a combination of debt and equity. For each $50,000 unit, the investor received a $50,000 promissory note from the Company and 3,333 shares of the Company's common stock valued at $3.75 per share (see Note 7).

            In August 1999, each private placement participant was offered an additional 10,000 shares of the Company's common stock in exchange for the original debt portion of the unit, thereby exchanging each unit acquired by an investor accepting the offer into 13,333 shares of common stock at $3.75 per share. In connection with this offer, participants representing sixteen units agreed to this offer.

            As each private placement investor representing the remaining $200,000 received both debt (in the form of a promissory note payable by the Company) and equity (in the form of the Company's common stock), a portion of the $200,000 face value of the debt was allocated to equity based on the value of $3.75 per share of common stock. As such, the Company had allocated $133 and $49,867 to common stock and additional paid-in capital, respectively. The remainder of $150,000 was allocated to short-term debt. The difference between the face value and the amount recorded in short-term debt was accrued to interest expense. All private placement debt was paid in full from proceeds of the IPO.

Note 17 -   Selected Quarterly Financial Data (unaudited)

                                        First         Second          Third        Fourth
                                       Quarter        Quarter        Quarter       Quarter
                                     ------------   ------------   ------------  ------------
    Year ended September 30, 2000:
       Revenues                      $ 7,723,887    $ 9,201,351    $ 8,859,979   $15,891,370
       Gross profit                    2,113,870      2,273,985      2,352,357     3,753,697
       Net earnings                      155,936        161,603        177,896       550,475
    Net earnings per common share:
       Basic                                 .04            .04            .03           .10
       Diluted                               .03            .04            .03           .10

    Year ended September 30, 1999:
       Revenues                        5,912,643      7,007,582      8,343,592     8,778,934
       Gross profit                    1,262,905      1,441,052      1,933,089     2,099,451
       Net earnings (loss)              (997,849)      (756,005)        75,049       151,762
    Net earnings per common share:
       Basic                                (.27)          (.20)           .02           .05
       Diluted                              (.27)          (.20)           .02           .05

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements

Note 18 -   Subsequent Events

            a. On October 26, 2000, the Board of Directors approved a private placement offering for $1,000,000 to $3,000,000 of 6% convertible debentures ("Debenture"). The Debentures have a maturity date of five years from issuance. Each debenture is convertible into the number of shares of common stock determined by dividing the principal amount of the debenture by the lesser of (a) 120% of the closing bid price of the common stock on the date prior to initial issuance of the debentures or (b) 75% of the average closing bid price of the common stock for the five trading days immediately preceding the date of the conversion. As of December 14, 2000, $1,922,400 has been received.

            b. On October 27, 2000, the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of an additional seven offices of Tandem, a division of Outsource International, Inc. (see Note 3). The initial purchase price for the assets was $125,000, of which $50,000 was paid in cash at the closing and the remaining $75,000 was represented by a promissory note secured by the assets purchased by the Company. The note is payable in twenty-four equal monthly installments of principal and interest at a variable rate of prime plus two percent beginning December 1, 2000. In addition, the Company will be required, for a two-year period to make quarterly payments of thirty percent of the quarterly Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of the acquired business.

            c. On December 12, 2000, the Company entered into a loan and security agreement with a lending institution whereby the Company can borrow up to 85% of eligible accounts receivable, as defined, not to exceed $12 million. Borrowings under the agreement are collateralized by substantially all of the Company's assets. Approximately $5,100,000 of the initial borrowing under this agreement was used to repurchase accounts receivable from the factor (Note 4).

                               Independent Auditors' Report

To the Stockholders of
Stratus Services Group, Inc.

We have audited the accompanying balance sheets of Stratus Services Group, Inc. as of September 30, 1999 and 1998, and the related statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stratus Services Group, Inc. as of September 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    /s/ Amper, Politziner & Mattia P.A.

                                    AMPER, POLITZINER & MATTIA P.A.

December 1, 1999
Edison, New Jersey

                               STRATUS SERVICES GROUP, INC.
                                      Balance Sheets
                                          Assets

                                                           September 30,  September 30,   December 31,
                                                              1999            1998            1999
                                                           -------------  -------------   ------------
                                                                                           (Unaudited)
Current assets
   Cash and cash equivalents                              $    423,072    $    249,987    $     11,192
   Due from factor - less allowance for
     recourse obligation of $-0-, $-0- and $70,000                  --              --         256,468
   Accounts receivable - less allowance
     for doubtful accounts of $703,000,
     $37,000 and $703,000                                      571,679          65,536         632,274
   Unbilled receivables                                        486,338         282,485         526,110
   Unbilled receivables - related parties                       15,408          22,445              --
   Prepaid insurance                                           257,213         222,291          86,336
   Prepaid expenses and other current assets                    15,908           5,130          68,592
                                                          ------------    ------------    ------------
                                                             1,769,618         847,874       1,580,972
Property and equipment, net of accumulated depreciation        311,058          95,562         355,065
Goodwill                                                     2,345,555              --       2,304,431
Investment in marketable securities                                 --              --              --
Deferred registration costs                                    326,878              --         391,977
Other assets                                                   172,756         151,213         166,643
                                                          ------------    ------------    ------------
                                                          $  4,925,865    4$31,094,649    $  4,799,088
                                                          ============    ============    ============

Liabilities and Stockholders' Deficiency
Current liabilities
   Loans payable                                          $    772,460    $         --    $    984,344
   Loans payable - related parties                              15,500         406,350         252,500
   Notes payable - acquisition (current portion)             1,117,810              --       1,208,335
   Insurance obligation payable                                252,886         211,708         102,842
   Due to factor - less allowance for
     recourse obligation of $50,000,
     $795,000 and $-0-                                         683,924           2,602              --
   Accounts payable and accrued expenses                     1,410,367         927,743       1,584,449
   Accrued payroll and taxes                                   934,335         869,823         503,990
   Payroll taxes payable                                       226,232         143,312         277,522
   Litigation fees payable                                     133,299         271,361         133,299
                                                          ------------    ------------    ------------
                                                             5,546,813       2,832,899       5,047,281
Notes payable - acquisition
  (net of current portion)                                     252,657              --         157,776
                                                          ------------    ------------    ------------
                                                             5,799,470       2,832,899       5,205,057

Temporary equity - common shares                             1,618,060       1,618,060       1,618,060

Temporary equity - put options                                 520,000              --         520,000

Commitments and contingencies
Stockholders' deficiency
   Common stock, $.01 par value,
     10,000,000 shares authorized,
     4,272,470, 3,719,734 and 4,349,137
     shares issued and outstanding                              42,725          37,198          43,492
   Additional paid-in capital                                1,850,777          31,416       2,150,010
   Deferred compensation                                      (114,700)       (161,500)       (103,000)
   Accumulated deficit                                      (4,790,467)     (3,263,424)     (4,634,531)
                                                          ------------    ------------    ------------
      Total stockholders' deficiency                        (3,011,665)     (3,356,310)     (2,544,029)
                                                          ------------    ------------    ------------
                                                          $  4,925,865    4$31,094,649    $  4,799,088
                                                          ============    ============    ============

                 See accompanying notes to financial statements

                          STRATUS SERVICES GROUP, INC.
                            Statements of Operations
                 For the Years Ended September 30, 1999 and 1998
      and for the Three Months Ended December 31, 1999 and 1998 (Unaudited)

                                                            For the Year Ended      For the Three Months Ended
                                                               September 30,               December 31,
                                                        1999           1998           1999             1998
                                                    ------------    ------------    ------------    ------------
                                                                                    (Unaudited)     (Unaudited)
Revenues (including $1,696,000, $3,598,000,
     $194,000 and $996,000 from related parties)    $ 30,042,751    $ 24,919,639    $  7,723,887    $  5,912,643

Cost of revenue (including $1,521,000, $3,228,000
     $172,000 and $929,000 from related parties)      23,306,254      20,329,718       5,610,017       4,649,738
                                                    ------------    ------------    ------------    ------------

Gross Profit                                           6,736,497       4,589,921       2,113,870       1,262,905
                                                    ------------    ------------    ------------    ------------

Operating expenses
     Selling, general and administrative expenses      6,659,449       5,617,843       1,662,544       1,447,856
     Provision for recourse obligation                   595,000         670,445          20,000         595,000
     Impairment of JPI assets                                 --         174,688              --              --
                                                    ------------    ------------    ------------    ------------
                                                       7,254,449       6,462,976       1,682,544       2,042,856
                                                    ------------    ------------    ------------    ------------

Earnings (loss) from operations                         (517,952)     (1,873,055)        431,326        (779,951)
                                                    ------------    ------------    ------------    ------------

Other income (expenses)
     Finance charges                                    (722,020)       (524,649)       (173,115)       (199,448)
     Interest expense                                   (309,257)        (48,170)       (104,172)        (31,600)
     Other income                                         22,186          33,729           1,897          13,150
                                                    ------------    ------------    ------------    ------------
                                                      (1,009,091)       (539,090)       (275,390)       (217,898)
                                                    ------------    ------------    ------------    ------------

Net earnings (loss)                                 $ (1,527,043)   $ (2,412,145)   $    155,936    $   (997,849)
                                                    ============    ============    ============    ============

Net earnings (loss) per common share -
     Basic                                          $       (.40)   $       (.67)   $        .04    $       (.27)
     Diluted                                                (.40)           (.67)            .03            (.27)

Weighted average shares,
  outstanding per common share share
     Basic                                             3,828,530       3,602,086       4,308,131       3,719,733
     Diluted                                           3,828,530       3,602,086       4,492,024       3,719,733

                 See accompanying notes to financial statements

                               STRATUS SERVICES GROUP, INC.
                          Statement of Stockholders' Deficiency
                     For the Years Ended September 30, 1999 and 1998
               and for the Three Months Ended December 31, 1999 (Unaudited)

                                                                                         Additional
                                                             Deferred      Accumulated     Paid-In            Common Stock
                                                Total      Compensation      Deficit       Capital       Amount         Shares
                                             ------------  -------------   ------------  ------------  ------------   ------------
Balance - October 1, 1997                    $  (500,395)   $        --    $  (534,109)   $        --    $    33,714     3,371,334
Net (loss)                                    (2,412,145)            --     (2,412,145)            --             --            --
Deferred compensation in connection
  with stock options granted (no tax effect)          --       (187,500)            --        187,500             --            --
Compensation expense in connection with
  stock options granted (no tax effect)           26,000         26,000             --             --             --            --
Proceeds from sale of private placement
  of common stock (net of cost of
  $501,270) for cash                            (501,270)            --       (317,170)      (187,500)         3,400       340,000
Issuance of common stock to employees
  (compensation expense of $31,500)               31,500             --             --         31,416             84         8,400
                                             -----------    -----------    -----------    -----------    -----------   -----------
Balance - September 30, 1998                  (3,356,310)      (161,500)    (3,263,424)        31,416         37,198     3,719,734
Net (loss)                                    (1,527,043)            --     (1,527,043)            --             --            --
Compensation expense in connection with
  stock options granted (no tax effect)           46,800         46,800             --             --             --            --
Issuance of common stock in connection
  with acquisition                                    --             --             --           (347)           347        34,667
Issuance of common stock in exchange for
  notes payable                                1,092,762             --             --      1,089,848          2,914       291,403
Proceeds from the sale of private
  placement of common stock
  (net of costs of $117,874) for cash            732,126             --             --        729,860          2,266       226,666
                                             -----------    -----------    -----------    -----------    -----------   -----------
Balance - September 30, 1999                 $(3,011,665)   $  (114,700)   $(4,790,467)   $ 1,850,777    $    42,725     4,272,470
Net earnings for the three months ended
   December 31, 1999 (unaudited)                 155,936             --        155,936             --             --            --
Compensation expense in connection
  with stock options granted
  (no tax effect) (unaudited)                     11,700         11,700
Issuance of common stock in exchange for
   notes payable (unaudited)                     300,000                                      299,233            767        76,667
                                             -----------    -----------    -----------    -----------    -----------   -----------
Balance - December 31, 1999 (unaudited)      $(2,544,029)   $  (103,000)   $(4,634,531)   $ 2,150,010    $    43,492     4,349,137
                                             ===========    ===========    ===========    ===========    ===========   ===========

                 See accompanying notes to financial statements

                               STRATUS SERVICES GROUP, INC.
                                 Statements of Cash flows
                     For the Years Ended September 30, 1999 and 1998
          and for the Three Months Ended December 31, 1999 and 1998 (Unaudited)

                                                     For the Year Ended       For the Three Months Ended
                                                        September 30,                 December 31,
                                                     1999           1998          1999           1998
                                                 -----------    -----------    -----------    -----------
                                                                               (Unaudited)    (Unaudited)
Cash flows from operating activities
  Net earnings (loss)                            $(1,527,043)   $(2,412,145)   $   155,936    $  (997,849)
                                                 -----------    -----------    -----------    -----------
  Adjustments to reconcile net
     earnings (loss) to net cash used
     by operating activities
     Depreciation                                     74,970         40,656         29,319         11,477
     Amortization                                    121,848             --         41,124             --
     Imputed interest                                 25,645             --         18,253             --
     Accrued interest                                 91,996             --         28,275             --
     Compensation for issuance of common stock            --         31,500             --             --
     Impairment of JPI assets                             --        174,688             --             --
     Compensation - stock options                     46,800         26,000         11,700         11,700
  Changes in operating assets and liabilities
     Due to/from factor                              465,532        437,663       (940,392)       808,267
     Accounts receivable                            (702,959)      (209,214)       (84,959)      (242,667)
     Prepaid insurance                               (34,922)       338,917        170,877        130,729
   Prepaid expenses and other current assets         (10,778)         8,462        (52,684)        (1,973)
     Other assets                                      6,582        (29,357)         6,113         (4,574)
     Insurance obligation payable                     41,178       (153,467)      (150,044)      (158,781)
     Accrued payroll and taxes                        64,512        392,899       (430,345)      (508,867)
     Payroll taxes payable                            82,920        (95,471)        51,290         (2,634)
     Litigation fees payable                        (138,062)       271,361             --        (40,151)
     Accounts payable and accrued expenses           397,336        538,020        165,695         76,445
                                                 -----------    -----------    -----------    -----------
         Total adjustments                           532,598      1,772,657     (1,135,778)        78,971
                                                 -----------    -----------    -----------    -----------
                                                 $  (994,445)   $  (639,488)   $  (979,842)   $  (918,878)
                                                 ===========    ===========    ===========    ===========
Cash flows (used in) investing activities
  Purchase of property and equipment                (283,466)       (96,789)       (73,326)       (70,824)
  Payments for business acquisitions                (194,930)       (89,688)            --             --
                                                 -----------    -----------    -----------    -----------
                                                    (478,396)      (186,477)       (73,326)       (70,824)
                                                 -----------    -----------    -----------    -----------
Cash flows from financing activities
  Proceeds from sale of common stock                 732,126        735,230             --             --
  Proceeds from loans payable                      1,388,375        550,000        750,000        775,000
  Payments of loans payable                         (370,746)      (302,150)       (52,000)            --
  Payments of registration costs                    (103,829)            --        (56,712)            --
                                                 -----------    -----------    -----------    -----------
                                                   1,645,926        983,080        641,288        775,000
                                                 -----------    -----------    -----------    -----------

Net change in cash and cash
  equivalents                                        173,085        157,115       (411,880)      (214,702)

Cash and cash equivalents -
  beginning                                          249,987         92,872        423,072        249,987
                                                 -----------    -----------    -----------    -----------

Cash and cash equivalents - ending               $   423,072    $   249,987    $    11,192    $    35,285
                                                 ===========    ===========    ===========    ===========
Supplemental disclosure of cash paid
   Interest                                      $   174,175    $    37,872    $    29,294    $    16,500
Schedule of Noncash Investing and Financing
   Activities
   Fair value of assets acquired                 $ 2,421,903    $   289,688    $        --    $        --
   Less: cash paid                                   (57,430)       (89,688)            --             --
   Less: common stock and put options issued        (520,000)            --             --             --
                                                 -----------    -----------    -----------    -----------
   Liabilities assumed                           $ 1,844,473    $   200,000    $        --    $        --
                                                 ===========    ===========    ===========    ===========
   Issuance of common stock in
     exchange for notes payable                  $ 1,092,762    $        --    $   300,000    $        --
                                                 ===========    ===========    ===========    ===========
   Accrued and imputed interest                  $   117,641    $        --    $    46,528    $        --
                                                 ===========    ===========    ===========    ===========

                 See accompanying notes to financial statements

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 1 - Liquidity

         Stratus Services Group, Inc. ("Company") has been experiencing significant losses from operations due to increasing overhead in anticipation of additional future revenues, litigation fees, and unusual reserves for estimated recourse obligations. The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

         Management's plans consist of reducing overhead by eliminating and consolidating locations and applicable staff, and implementing cost reduction measures such as decreasing salaries. The Company completed a private placement of its common stock and notes in June 1999 raising approximately $1,000,000 for working capital purposes. Thirdly, the Company is in the registration process with the Securities & Exchange Commission to raise additional capital.

Note 2 - Nature of Operations and Summary of Significant Accounting Policies Operations

         The Company was incorporated on March 11, 1997, for the purpose of providing contract labor and staffing services. The only activity between March 11, 1997 and August 11, 1997, was the issuance of 667 shares of common stock. The Company commenced operations on August 11, 1997, when it acquired certain assets and assumed certain liabilities of Royalpar Industries, Inc. ("Royalpar") and its subsidiaries (an entity in bankruptcy). This acquisition enabled the Company to immediately commence its temporary staffing business by providing customers, qualified staff and accounting and payroll support services from offices in New Jersey, Colorado, Texas, California and Arizona.

         The Company operates as one business segment. The one business segment consists of its traditional staffing services, engineering staffing services, and SMARTSolutions(TM), a structured program to monitor and enhance the production of a client's labor resources. The Company's customers are in various industries and are located throughout the United States. Credit is granted to substantially all customers. No collateral is maintained.

         Revenue Recognition

         The Company recognizes revenue as the services are performed by its workforce. The Company's customers are billed weekly. At balance sheet dates, there are accruals for unbilled receivables and related compensation costs.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 2 - Nature of Operations and Summary of Significant Accounting Policies
         - (continued)

         Interim Financial Statements

         The financial statements as of December 31, 1999 and for the three months ended December 31, 1999 and 1998 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of December 31, 1999 and the results of operations and cash flows for the three months ended December 31, 1999 and 1998 have been made. The results of operations for the three months ended December 31, 1999 are not necessarily indicative of the results to be expected for the year ending September 30, 2000.

         Reclassification

         Certain items in the Statement of Operations for the year ended September 30, 1998 have been reclassified to conform to the year ended September 30, 1999 presentation.

         Earnings/Loss Per Share

         The Company adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share," (SFAS 128). SFAS 128 replaces the presentation of primary earnings per share ("EPS") and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS assumes conversion of dilutive options and warrants, and the issuance of common stock for all other potentially dilutive equivalent shares outstanding.

         Property and Equipment

         Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:
                                                                    Estimated
                                             Method                Useful Life
                                             ------                -----------
             Computer equipment           Straight-line             3 years
             Office equipment             Declining balance         5 years
             Furniture and fixtures       Declining balance         5 years

         Goodwill

         Goodwill is amortized on a straight-line basis over fifteen years.

         Factoring

         The Company's factoring agreement (see Note 4) with a financing institution ("factor") has been accounted for as a sale of receivables under Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Services of Financial Assets and Extinguishment of Liabilities."

         Stock Options

         The Company has elected to follow Accounting Principles Board Opinion No. 25. "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options. Under this method, compensation cost is measured as the amount by which the market price of the underlying stock exceeds the exercise price of the stock option at the date at which both the number of options granted and the exercise price are known.

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 2 - Nature of Operations and Summary of Significant Accounting Policies
         - (continued)

         Advertising Costs

         Advertising costs are expensed as incurred. The expenses for the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998 was $133,000, $110,000, $37,000 and $24,000
         respectively, and is included in selling, general and administrative expenses.

         Impairment of Long-Lived Assets

         The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

         Segment Reporting

         The Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

         New Accounting Pronouncement

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Statement No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities and measure them at a fair value. Under certain circumstances, the gains or losses from derivatives may be offset against those from the items the derivatives hedge against. The Company will adopt SFAS No. 133 in the fiscal year ending September 30, 2001. The Company does not anticipate that SFAS No. 133 will have a material impact.

Note 3 - Acquisitions

         JP Industrial, LLC

         On August 10, 1998, the Company acquired certain assets of JP Industrial, LLC, ("JPI") an engineering services company in Oregon for $289,688 of which $89,688 was paid at closing and the remainder payable in monthly installments through May 1999. The assets acquired consisted of equipment, customer and vendor lists and any open and pending contracts and purchase orders. The Company did not assume any liabilities or obligations unless expressly agreed to. Shortly after the acquisition and before assigning values to the assets, the Company filed a lawsuit alleging breach of contract by the former owners of JPI. The former owners of JPI have filed a counter claim. Arbitration is to commence in early 2000.

         Management believes that the breach of contract has impaired the value of assets purchased and has consequently charged operations for $174,688 during the year ended September 30, 1998.

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 3 - Acquisitions - (continued)

         B & R Employment, Inc.

         On January 4, 1999, the Company entered into an asset purchase agreement with B&R Employment, Inc. ("B&R"). The Company purchased certain assets including office equipment, furniture and fixtures, sales and operating records, customer contracts and agreements, vendor lists, and seller's licenses and certificates. The purchase price was $2,400,000, consisting of a note for $1,610,000 (Note #1), a note for $270,000 (Note #2) and the issuance of 34,667 shares of the Company's common stock. B&R has a put option to sell these shares back to the Company at $15 per share, provided that the Company does not conduct an initial public offering within twenty-four months.

         In addition, the Company purchased existing accounts receivable of $657,000 from B&R and sold them to the factor. Any uncollectible accounts receivable and costs associated therewith are deductible from the notes payable. In this connection, $197,186 has been credited against Note #1 at September 30, 1999 and December 31, 1999. In addition, B&R's $57,430 share of a finder's fee paid by the Company has also been credited against Note #1.

         A payment of $269,000 was made against Note #1 in April 1999. In addition, payments of $12,000 a month began June 1999. Note #1 accrues interest at 10% a year and is due thirty days after successful completion of an initial public offering or March 1, 2000, whichever is sooner. Note #2 is payable in eight quarterly installments of principal and interest commencing ninety days after payment of Note #1 with interest accruing at 12%.

         Notes payable - acquisition comprises the following:

                                       September 30,     December 31,
                                           1999            1999
                                        -----------    -----------
                                                       (Unaudited)

          Note #1                       $ 1,025,814    $  $986,814
          Note #2                           270,000        270,000
          Accrued interest                   91,996        120,271
          Less:  unamortized discount       (17,343)       (10,974)
                                        -----------    -----------
                                          1,370,467      1,366,111
          Less:  current portion         (1,117,810)    (1,208,335)
                                        -----------    -----------
                                        $   252,657    $   157,776
                                        ===========    ===========

         In connection with this acquisition, the Company entered into an employment and a non-compete agreement for a three year period with the sole stockholder of B&R. The excess of cost paid over net assets acquired resulted in goodwill of $2,414,903, computed as follows:

          Net assets acquired
             Office equipment                           $    7,000
                                                        ----------
          Amounts paid
             Notes payable (net of $35,527 discount)     1,844,473
             Issuance of common stock and put options      520,000
             Finder's fee                                   57,430
                                                        ----------
                                                         2,421,903
                                                        ----------
          Excess of amounts paid over net assets
            Acquired-goodwill                           $2,414,903
                                                        ==========

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 4 - Factoring Agreement

         The Company has a factoring agreement under which it may sell up to $3,000,000 of qualified trade accounts receivable, with limited recourse provisions. The agreement expires August 10, 2000 and is renewed automatically for one year periods unless either party is notified of termination 60 days prior to renewal. The Company is required to repurchase or replace any receivable remaining uncollected for more than 90 days. During the years ended September 30, 1999 and 1998, and the three months ended December 31, 1999 and 1998, gross proceeds from the sale of receivables were $25,227,640, $23,146,923, $6,557,788 and $5,239,179, respectively. The provision for recourse obligation includes the estimated recourse obligations on the sale of receivables. As of September 30, 1999 and 1998 and December 31, 1999, $3,789,000, $2,943,000, and $2,981,000, respectively, of the receivables sold to the factor had not been collected.

         As of September 30, 1999 and 1998 and December 31, 1999, $-0-, $1,105,000, and $-0-, respectively, of related-party receivables sold to the factor had not been collected. Reserves for recourse obligations of $-0-, $500,000 and $-0-, respectively, have been provided against these receivables.

         The Company is an impaired seller under the terms of the factoring agreement. Although in technical violation for not repurchasing outstanding receivables over 90 days, the factor is not exercising any of the remedies available to them. However, two stockholders of the Company have pledged 1,055,334 shares of the Company as collateral.

         As of January 21, 2000 the factor confirmed that the Company was no longer in technical violation and is releasing the shares held as collateral.

Note 5 - Property and Equipment

                                            September 30,       December 31,
                                          1999         1998         1999
                                       ---------    ---------    ---------
                                                                (Unaudited)

          Furniture and fixtures       $  42,071    $  10,700    $  43,195
          Office equipment                34,423       26,223       57,275
          Computer equipment             296,960       78,362      336,559
          Computer software               54,892       22,593       64,642
                                       ---------    ---------    ---------
                                         428,346      137,878      501,671

          Accumulated depreciation      (117,288)     (42,316)    (146,606)
                                       ---------    ---------    ---------
          Net property and equipment   $ 311,058    $  95,562    $ 355,065
                                       =========    =========    =========

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 6 - Goodwill

                                      September 30,        December 31,
                                  1999          1998         1999
                              -----------    -----------   -----------
                                                           (Unaudited)

          Goodwill            $ 2,467,403    $        --   $ 2,467,403
          Less: accumulated
            amortization         (121,848)            --      (162,972)
                              -----------    -----------   -----------
                              $ 2,345,555    $        --   $ 2,304,431
                              ===========    ===========   ===========

Note 7 - Loans Payable

         a.  Related Parties

            As of September 30, 1999 and 1998 and December 31, 1999, various stockholders advanced funds to the Company for working capital and payment of litigation expenses (see Note 8). These loans bear interest at the rate of 12% per annum and are payable upon demand. Interest expense for the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998, was $43,544, $40,863, $5,000 and $11,600, respectively.

            In August 1999, the Chief Executive Officer of the Company and his son agreed to exchange, effective June 30, 1999, $440,000 of notes payable by the Company to them plus accrued interest of $52,762 for 131,403 shares of the Company's common stock. The stock was valued at $3.75 per share which represents fair value based on the latest stock transactions and no gain or loss was recorded on the transaction.

         b.  Other

                  Loans payable is comprised of the following:

                  (i) $365,000 as of September 30, 1998 and December 31, 1999, bearing interest at the rates of 18% to 24% a year, due on demand;

                  (ii)  $157,460 and $169,344 as of September 30, 1999 and
                        December 31, 1999, respectively, representing the discounted notes ($200,000 face value) from the private placement (see Note 17). These notes bear interest at the rate of 13% and are due upon the earlier of one year or the successful completion of the IPO;

                  (iii) $150,000 as of September 30, 1999 and December 31, 1999,
                        due on demand, bearing interest at 12% a year;

                  (iv) $100,000 as of September 30, 1999 and December 31, 1999, due on demand, bearing interest at 30% a year; and

                  (v) $200,000 as of December 31, 1999, due on demand, bearing interest at 12% a year.

         Other loans aggregating $600,000 were settled by the issuance of 160,000 shares of the Company's common stock at $3.75 per share in September 1999. Other loans during the three months ended December 31, 1999 aggregating $100,000 and $200,000 were settled by the issuance of 26,667 shares at $3.75 per share in October 1999 and 50,000 shares at $4.00 per share in November and December 1999.

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 8 - Litigation Fees Payable

         The Company and four individuals were defendants in a legal action alleging breach of various agreements. The action was settled in June 1998 as a result of which the Company paid $408,000 (for plaintiff's attorneys fees) and incurred $390,000 for its own legal fees. The Company owed $133,299, $271,361 and $133,299 at September 30, 1999,
         September 30, 1998 and December 31, 1999, respectively, and is making periodic payments.

Note 9 - Related Party Transactions

         Consulting Agreement

         The former president of Royalpar, who is the son of the Chief Executive Officer of the Company, provides consulting services to the Company. Consulting expense was $107,000, $175,000, $31,000 and $21,000 for the years ended September 30, 1999 and 1998, and the three months ended December 31, 1999 and 1998, respectively.

         The Company has paid consulting fees to an entity whose stockholder is another son of the Chief Executive Officer of the Company. Consulting fees amounted to $23,000, $17,000, $-0- and $19,000 for the years ended September 30, 1999 and 1998, and the three months ended December 31, 1999 and 1998, respectively.

         Revenues

         The Company provides payroll services to an entity whose Chief Executive Officer is the son of the Chief Executive Officer of the Company. Revenues related thereto for the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998, were $1,392,000, $2,321,000, $194,000 and $692,000, respectively. In
         August 1999, $663,000 of accounts receivable from this related party were converted into a note of $1,017,000. The difference was attributable to interest which has not been accrued by the Company since all of the receivable had previously been reserved for as a doubtful account. All of the doubtful accounts receivable arose prior to the entity becoming a related party. The accounts receivable were generated through December 1998 and the entity became a related party in March 1999. In September 1999, the Company had agreed to accept 500,000 shares of the related party's common stock as full payment for the note. Although the shares of the related party's common stock are publicly traded, the 500,000 shares held by the Company are restricted. Accordingly, the investment has been valued at $-0-. A value will be assigned to the common stock when the shares are registered and the restriction is released. A realized gain will be recognized in the statement of operations upon the sale or exchange of these freely traded shares. The market price of unrestricted common shares of the related party at September 30, 1999 and December 31, 1999, was $2.69 and $1.38 per common share, respectively.

         The Company also provided payroll services to a non-public entity whose common stock is owned 50% by the Chief Executive Officer of the Company. For the years ended September 30, 1999 and 1998, and the three months ended December 31, 1999 and 1998, revenues were $304,000, $1,277,000, $-0- and $304,000, respectively.

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 10 - Accounts Payable and Accrued Expenses

                                            September 30,        December 31,
                                         1999         1998         1999
                                      ----------   ----------   ----------
                                                               (Unaudited)

          Accounts payable            $  535,883   $  220,370   $  681,548
          Accrued compensation           303,430      312,402      276,896
          Accrued legal                  261,894           --      338,032
          Accrued other                  122,751      107,124      104,591
          Accrued interest                19,133       71,242       22,987
          Accrued lease                   52,276      101,605       45,395
          Due to JPI  (see  Note 3)      115,000      115,000      115,000
                                      ----------   ----------   ----------
                                      $1,410,367   $  927,743   $1,584,449
                                      ==========   ==========   ==========

Note 11 - Income Taxes

         Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities follow:

                                                     September 30,        December 31,
                                                    1999         1998         1999
                                                 ---------    ---------    ---------
                                                                          (Unaudited)
          Current assets and liabilities
             Allowance for recourse obligation   $  20,000    $ 318,000    $  28,000
             Allowance for doubtful accounts       281,000       12,000      281,000
             Valuation allowance                  (301,000)    (330,000)    (309,000)
                                                 ---------    ---------    ---------

          Net current deferred tax asset
               (liability)                       $      --    $      --    $      --
                                                 =========    =========    =========

          Non-current assets and liabilities
             Net operating loss carryforward     $ 844,000    $ 683,000    $ 764,000
             Stock compensation                     29,000       11,000       34,000
             Depreciation                          (16,000)      (9,000)     (16,000)
             Valuation allowance                  (857,000)    (685,000)    (782,000)
                                                 ---------    ---------    ---------
          Net non-current deferred tax asset
             (liability)                         $      --    $      --    $      --
                                                 =========    =========    =========

         There were no provisions for income taxes for the years ended September 30, 1999 and 1998, and the three months ended December 31, 1999 and 1998, because the Company has net operating loss carryforwards with a corresponding valuation allowance against them. The change in the valuation allowances was an increase of $143,000 and $87,000 and a decrease of $67,000 and $-0- for the years ended September 30, 1999 and 1998, respectively.

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 11 - Income Taxes - (continued)

         At September 30, 1999, the Company has available the following federal net operating loss carryforwards for tax purposes:

              Expiration Date
                Year Ending
               September 30,
            ---------------------
                    2012                                    $   218,000
                    2018                                      1,491,000
                    2019                                        400,000

         The utilization of the net operating loss carryforwards may be limited due to possible changes in control from private placements.

         The effective tax rate on net loss varies from the statutory federal income tax rate for periods ended September 30, 1999 and 1998.

                                                   1999               1998
                                              ---------------     -------------
         Statutory rate                           (34.0)%            (34.0)%
         State taxes net                           (6.0)              (6.0)
         Other differences, net                     1.3                0.9
         Valuation allowance                       38.7               39.1
                                              ---------------     -------------
                                                     -- %               -- %
                                              ===============     =============

Note 12 - Commitments and Contingencies

         Office Leases

         The Company leases offices and equipment under various leases expiring through July 31, 2004. Monthly payments under these leases are $20,000.

         The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year, as of September 30, 1999.

         For the Years Ending
             September 30,
         ----------------------
                 2000                                       $   236,000
                 2001                                           207,000
                 2002                                           117,000
                 2003                                            26,000
                 2004                                            22,000

         Rent expense was $342,000, $187,000, $75,000 and $78,000 for the years ended September 30, 1999 and 1998, and the three months ended December 31, 1999 and 1998, respectively.

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 12 - Commitments and Contingencies - (continued)

         Employment Agreements

         The Company has entered into employment agreements with five executives. The terms of the agreements stipulate annual salaries, aggregating $916,000 plus additional bonuses with stock options of 500,000 shares granted and vested over three to four years. The agreement with the Chief Executive Officer is for three years, while the others continue until terminated by the Company. The agreement with the Chief Executive Officer entitles him to severance compensation equal to 2.9 times his base salary.

         Royalpar Industries, Inc. ("Royalpar")

         In connection with the acquisition of certain assets and assumption of certain liabilities of Royalpar, there was an earn-out provision whereby the Company is obligated to pay to Royalpar creditors or disbursing agents an amount equal to 2% or 3% of the Company's income before taxes over a five year period. No amounts are currently due under this provision.

         Other

         The Company is a defendant in the normal course of business involving a few unfair labor practices. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position and results of operations.

Note 13 - Temporary Equity - Common Stock

         Certain stockholders of the Company may have a right to pursue claims against the Company as a result of possible technical violations of the laws and regulations governing the private placement and issuance of securities. In connection therewith, the Company intends to make a rescission offer to these stockholders, representing 3,444,667 shares, whereby the Company will offer to repurchase the shares at their original purchase price which ranges from $.075 to $3.75 per share. Accordingly, the Company has recorded the original total proceeds of the sale of the shares in the amount of $1,618,060 as temporary equity
         - common shares in the balance sheet. The Chief Executive Officer of the Company has agreed to assume the Company's obligation to purchase shares from any stockholder who elects rescission. The net worth of the Chief Executive Officer is in excess of $1,700,000. The amount related to any shares held by stockholders who do not elect rescission within thirty days of the rescission offer (expiration date) and any shares purchased by the Chief Executive Officer pursuant to his assumption obligation will be reclassified to additional paid-in capital.

Note 14 - Stock Options and Warrants

         The Company has issued stock options to employees with terms of three to four years. The options may be granted for 534,000 shares.

         Pro forma information regarding net income and earnings per share is required by the Financial Accounting Standards Board Statement ("FASB No. 123"), and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using the minimum method option pricing model.

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 14 - Stock Options and Warrants - (continued)

         The minimum method option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         The following weighted-average assumptions were used:

                                                          September 30,
                                                      1999              1998
                                                 -----------          ----------
            Risk-free interest rate                    5 %                6 %
            Dividend yield                             0 %                0 %
            Expected life                          4 years            4 years

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                       For the Years Ended
                                                          September 30,
                                                      1999              1998
                                                 -----------          ----------
            Pro forma net loss                   $(1,583,829)       $(2,434,525)
            Pro forma loss per common share -
               Basic and diluted                 $      (.41)       $      (.68)

         Compensation expense under APB 25 was $46,800 and $26,000 for the years ended September 30, 1999 and 1998, respectively. Deferred compensation at September 30, 1999, was $114,700 to be amortized over the remaining vesting period.

         A summary of the Company's stock option activity, and related information for the years ended September 30, follows:

                                                              Weighted Average
                                                 Options      Exercise Price
                                                 -------      --------------
          Outstanding at September 30, 1997           --          $    --
          Granted                                534,000             2.55
          Canceled                                    --               --
          Exercised                                   --               --
          Outstanding at September  30, 1998     534,000             2.55
          Granted                                     --               --
          Canceled                                    --               --
          Exercised                                   --               --
                                                 -------          -------

          Outstanding at September 30, 1999      534,000          $  2.55
                                                 =======          =======
          Exercisable at September 30, 1999      230,444          $  2.29
                                                 =======          =======

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 14 - Stock Options and Warrants - (continued) The exercise prices range from $1.50 to $4.50 per share.

         The Company has also issued 66,667 warrants to purchase shares at $7.50 per share, expiring in 2003 and 6,667 warrants to purchase shares at $7.50 per share expiring in 2004.

         Following is a summary of the status of stock options outstanding at September 30, 1999:

                      Outstanding Options                 Exercisable Options
                     ----------------------             ------------------------
                                Weighted
                                 Average     Weighted                Weighted
                                Remaining    Average                 Average
          Exercise             Contractual   Exercise                Exercise
            Price     Number      Life        Price       Number      Price
            -----     ------      ----        -----       ------      -----

         $   1.50    166,667    2.9 years  $   1.50      111,111   $   1.50
             3.00    360,000    2.3 years      3.00      117,500       3.00
             4.50      7,333    2.7 years      4.50        1,833       4.50
                                                         -------
                                                         230,444
                                                         =======

         As of September 30, 1999, no stock options nor warrants have been exercised.

Note 15 - Major Customers

         The Company had two customers who accounted for 30% and 31% of total revenues for the years ended September 30, 1999 and 1998, respectively. Major customers are those who account for more than 10% of total revenues. For the three months ended December 31, 1999, the Company had three customers who accounted for 36% of total revenues. For the three months ended December 31, 1998, the Company had two customers who accounted for 33% of total revenues.

Note 16 - Retirement Plans

         The Company maintains two 401(k) savings plans for its employees. The terms of the plan define qualified participants as those with at least three months of service. Employee contributions are discretionary up to a maximum of 15% of compensation. The Company can match up to 20% of the employees' first 5% contributions. The Company's 401(k) expense for the years ended September 30, 1999 and 1998, and the three months ended December 31, 1999 and 1998 were $26,000, $16,000, $7,000 and $7,000, respectively.

         The Company has determined that its 401(k) plans may be disqualified due to operational deficiencies. Management is attempting to remedy the deficiencies. The effects on the Company's financial position and results of operations are not determinable at this time.

Note 17 - Year 2000 Issue

         The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's operational equipment or internal computer software that have time sensitive programs may recognize a date using "00 as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business.

                          STRATUS SERVICES GROUP, INC.
                         Notes to Financial Statements
                    (Information as of 12/31/99 and for the
             Three Months Ended 12/31/99 and 12/31/98 is unaudited)

Note 17 - Year 2000 Issue - (continued)

         The Company has assessed the implications on its operations of the Year 2000 Issue. At September 30, 1999, the process of evaluating the Company's internal systems was completed and such systems are presently year 2000 compliant. At this time, the Company is satisfied that all of its major vendors have verified, or are in the process of verifying to the Company their year 2000 compliance. The Company's internal systems have been updated, where appropriate, to accommodate year 2000 compliance and actual impact of year 2000 compliance on the Company's future results of operations, capital spending, and business operations is not expected to be material.

Note 18 - Private Placement

         The Company raised $1,000,000 gross proceeds through a private placement during the year ended September 30, 1999. Each private placement "unit" was a combination of debt and equity. For each $50,000 unit, the investor received a $50,000 promissory note from the Company and 3,333 shares of the Company's common stock valued at $3.75 per share (see Note 7).

         In August 1999, each private placement participant was offered an additional 10,000 shares of the Company's common stock in exchange for the original debt portion of the unit, thereby exchanging each unit acquired by an investor accepting the offer into 13,333 shares of common stock at $3.75 per share. In connection with this offer, participants representing sixteen units agreed to this offer.

         As each private placement investor representing the remaining $200,000 received both debt (in the form of a promissory note payable by the Company) and equity (in the form of the Company's common stock), a portion of the $200,000 face value of the debt was allocated to equity based on the value of $3.75 per share of common stock. As such, the company has allocated $133 and $49,867 to common stock and additional paid-in capital, respectively. The remainder of $150,000 was allocated to short-term debt. The difference between the face value and the amount recorded in short-term debt is being accrued to interest expense over the expected life of the debt.

Note 19 - Reverse Stock Split

         The Company's Board of Directors has approved a two for three reverse stock split of common stock to be effective prior to the effective date of the Company's IPO. All common stock and per share information has been adjusted to reflect the reverse stock split as if such split had taken place at the beginning of the periods presented.

Note 20 - Subsequent Event

         In November 1999, the Company entered into a debt-equity conversion agreement with B&R (see Note 3) whereby B&R will convert, except for $24,000, the amounts due under the notes payable - acquisition, including accrued interest, into shares of the Company's common stock upon the Company's initial public offering of securities. The number of shares to be issued will be based on the offering price in the initial public offering. The agreement is null and void if the offering does not take place by March 1, 2000.

         In February 2000, the Company and B&R agreed to extend the agreement until March 31, 2000 with a modification whereby $666,000 of the debt will not be converted into shares of the Company's common stock.

                          STRATUS SERVICES GROUP, INC.
                            Condensed Balance Sheets
                                   (Unaudited)
                                     Assets

                                                            December 31,    September 30,
                                                                 2000            2000
                                                            ------------    ------------
Current assets                                               (Unaudited)
   Cash and cash equivalents                                $    993,914    $  1,030,722
   Due from factor - less allowance for recourse
      obligation of  $-0- and $30,000                                 --       1,154,012
   Accounts receivable - less allowance for doubtful
      accounts of $335,000 and $225,000                       11,586,515         852,876
   Unbilled receivables                                        1,137,385       1,236,002
   Loans to related parties                                       64,500          64,500
   Loans receivable                                              161,000          56,000
   Prepaid insurance                                             125,364         432,674
   Prepaid expenses and other current assets                     332,210         278,169
   Deferred taxes                                                428,000         340,000
                                                            ------------    ------------
                                                              14,828,888       5,444,955

Property and equipment,  net of accumulated depreciation       1,298,488       1,118,625
Goodwill, net of accumulated amortization                      4,496,656       3,716,538
Deferred financing costs, net of accumulated amortization        444,849              --
Other assets                                                      55,010          38,163
                                                            ------------    ------------
                                                            $ 21,123,891    $ 10,318,281
                                                            ============    ============

                     Liabilities and Stockholders' Equity
Current liabilities
   Loans payable (current portion)                          $     27,662    $     27,012
   Notes payable - acquisition (current portion)                 160,425         275,000
   Line of credit                                              8,607,083              --
   Insurance obligation payable                                  145,194         367,100
   Accounts payable and accrued expenses                       1,191,509       1,172,148
   Accrued payroll and taxes                                   1,124,509       1,105,363
   Payroll taxes payable                                         443,849         412,513
                                                            ------------    ------------
                                                              11,700,231       3,359,136

Loans payable (net of current portion)                           127,530         134,700
Notes payable - acquisition (net of current portion)                  --          25,000
Convertible debt                                               1,436,724              --
                                                            ------------    ------------
                                                              13,264,485       3,518,836
Commitments and contingencies

Stockholders' equity
   Preferred stock, $.01 par value, 5,000,000 shares
     authorized, none issued and outstanding                          --              --
   Common stock, $.01 par value, 25,000,000 shares
      authorized 5,708,704 and 5,712,037 shares
      issued and outstanding                                      57,087          57,120
   Additional paid-in capital                                 11,289,577      10,554,782
   Deferred compensation                                         (56,200)        (67,900)
   Accumulated deficit                                        (3,431,058)     (3,744,557)
                                                            ------------    ------------
      Total stockholders' equity                               7,859,406       6,799,445
                                                            ------------    ------------
                                                            $ 23,123,891    $ 10,318,281
                                                            ============    ============

                 See accompanying notes to financial statements

                          STRATUS SERVICES GROUP, INC.
                       Condensed Statements of Operations
                                   (Unaudited)

                                                              Three Months Ended
                                                                 December 31,
                                                             2000            1999
                                                         ------------    ------------
 Revenues (including $ -0- and $194,000
   from related parties)                                 $ 18,660,417    $  7,723,887

 Cost of revenue (including $ -0- and
   $172,000 from related parties)                          14,361,842       5,610,017

                                                         ------------    ------------
 Gross Profit                                               4,298,575       2,113,870

 Selling, general and administrative expenses               3,781,335       1,682,544
                                                         ------------    ------------

 Earnings from operations                                     517,240         431,326
                                                         ------------    ------------

 Other income (expenses)
   Finance charges                                           (100,934)       (173,115)
   Interest and financing costs                              (198,498)       (104,172)
   Other income                                                 7,691           1,897
                                                         ------------    ------------
                                                             (291,741)       (275,390)
                                                         ------------    ------------

 Earnings before benefit from income taxes                    225,499         155,936

 Income tax benefit                                            88,000              --
                                                         ------------    ------------

 Net earnings                                            $    313,499    $    155,936
                                                         ============    ============

 Net earnings per common share -
   Basic                                                 $        .05    $        .04
   Diluted                                               $        .05             .03

 Weighted average shares, outstanding per common share
   Basic                                                    5,709,936       4,308,131
   Diluted                                                  6,112,727       4,492,024

                          STRATUS SERVICES GROUP, INC.
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                Three Months Ended
                                                            December 31,   December 31,
                                                                2000           1999
                                                            -----------    -----------
Cash flows from operating activities
  Net earnings                                              $   313,499    $   155,936
                                                            -----------    -----------
  Adjustments to reconcile net earnings
     to net cash used by operating activities
    Depreciation                                                 81,314         29,319
    Amortization                                                 75,599         41,124
    Deferred financing costs amortization                        10,879             --
    Deferred taxes - benefit                                    (88,000)            --
    Imputed interest                                            122,211         18,253
    Accrued interest                                                 --         28,275
    Compensation - stock options                                 11,700         11,700

  Changes in operating assets and liabilities
    Due from factor/Accounts receivable                      (4,339,585)    (1,025,351)
    Prepaid insurance                                           307,310        170,877
    Prepaid expenses and other current assets                   (54,041)       (52,684)
    Other assets                                                (16,847)         6,113
    Insurance obligation payable                               (221,906)      (150,044)
    Accrued payroll and taxes                                    19,146       (430,345)
    Payroll taxes payable                                        31,336         51,290
    Accounts payable and accrued expenses                      (155,639)       165,695
                                                            -----------    -----------
         Total adjustments                                   (4,216,523)    (1,135,778)
                                                            -----------    -----------
                                                            $(3,903,024)   $  (979,842)
                                                            ===========    ===========
Cash flows (used in) investing activities
  Purchase of property and equipment                           (229,527)       (73,326)
  Payments for business acquisitions                           (637,367)            --
  Loans receivable                                             (105,000)            --
                                                            -----------    -----------
                                                               (971,894)       (73,326)
                                                            -----------    -----------
Cash flows from financing activities
  Proceeds from loans payable                                        --        750,000
  Payments of loans payable                                      (6,520)       (52,000)
  Payments of notes payable - acquisitions                     (214,575)            --
  Net proceeds from line of credit                            3,350,342             --
  Net proceeds from convertible debt                          1,723,988             --
  Purchase of treasury stock                                    (15,125)            --
  Payments of registration costs                                     --        (56,712)
                                                            -----------    -----------
                                                              4,838,110        641,288
                                                            -----------    -----------

Net change in cash and cash equivalents                         (36,808)      (411,880)

Cash and cash equivalents - beginning                         1,030,722        423,072
                                                            -----------    -----------

Cash and cash equivalents - ending                          $   993,914    $    11,192
                                                            ===========    ===========
Supplemental disclosure of cash paid
   Interest                                                 $    57,037    $    29,294
Schedule of Noncash Investing and Financing
Activities
   Fair value of assets acquired                            $   887,367    $        --
   Less: cash paid                                             (637,367)            --
   Liabilities assumed                                      $   250,000    $        --
                                                            ===========    ===========
   Issuance of common stock in exchange for notes payable            --        300,000
                                                            ===========    ===========
   Accrued and imputed interest                             $   122,211    $    46,528
                                                            ===========    ===========

                          STRATUS SERVICES GROUP, INC.
                     Notes to Condensed Financial Statements
                                   (Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position, the results of operations and cash flows of the Company for the periods presented. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-KSB/A.

The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

Certain items in the condensed statement of operations for the three months ended December 31, 1999 have been reclassified to conform to the three months ended December 31, 2000 presentation.

NOTE 2 - EARNINGS/LOSS PER SHARE

Basic "Earnings Per Share" ("EPS") excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS assumes conversion of dilutive options and warrants, and the issuance of common stock for all other potentially dilutive equivalent shares outstanding. Dilutive shares were 402,791 and 183,893 for the three months ended December 31, 2000 and 1999, respectively.

NOTE 3 - ACQUISITION

On October 27, 2000, the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of seven offices of Tandem, a division of Outsource International, Inc. The initial purchase price for the assets was $125,000; of which $50,000 was paid in cash at the closing and the remaining $75,000 was represented by a promissory note secured by the assets purchased by the Company. The note was payable in twenty-four equal monthly installments of principal and interest at a variable rate of prime plus two percent beginning December 1, 2000. In January 2001, the Company exercised an option to repay the outstanding balance of the note plus $175,000 in lieu of an earnout payment of thirty percent of the Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of the acquired business for a two year period.

The excess of cost paid over net assets acquired resulted in goodwill of $855,718, computed as follows:

Net assets acquired
   Furniture and equipment                                      $  31,650
   Accrued holiday and vacation pay                               (21,758)
                                                                ---------
                                                                    9,892
   Amounts paid
       Cash                                                        50,000
       Note payable                                                75,000
       Earnout payable                                            175,000
       Finder's fees and other costs                              565,610
                                                                ---------

                                                                  865,610
                                                                ---------
   Excess of amounts paid over net assets acquired - goodwill   $ 855,718
                                                                =========

NOTE 4 - FACTORING AGREEMENT

The Company had a factoring agreement under which it was able to sell qualified trade accounts receivable, with limited recourse provisions. The Company was required to repurchase or replace any receivable remaining uncollected for more than 90 days.

On December 12, 2000, the Company terminated its agreement with the factor. As part of the termination agreement, the Company repurchased all accounts receivable from the factor with proceeds from a new line of credit (see Note 5).

NOTE 5 - LINE OF CREDIT

On December 12, 2000, the Company entered into a loan and security agreement with a lending institution whereby the Company can borrow up to 85% of eligible accounts receivable, as defined, not to exceed $12 million. Borrowings under the agreement bear interest at 1 1/2% above the prime rate and are collateralized by substantially all of the Company's assets. Approximately $5,100,000 of the initial borrowing under this agreement was used to repurchase accounts receivable from the factor (see Note 4).

NOTE 6 - CONVERTIBLE DEBT

On December 4, 2000, the Company issued $1,987,400 of convertible debt, comprised of 6% convertible debentures ("Debentures"). The Debentures have a maturity date of five years from issuance. Each debenture is convertible after 120 days from issuance into the number of shares of common stock determined by dividing the principal amount of the debenture by the lesser of (a) $4.65 or (b) 75% of the average closing bid price of the common stock for the five trading days immediately preceding the date of conversion.

In accordance with generally accepted accounting principles, the discount arising from the 75% beneficial conversion feature, amounting to $662,000, is considered to be interest expense and is recognized in the statement of operations during the period from the issuance of the debt to the earliest time at which the debt becomes convertible.

NOTE 7 - INCOME TAXES

There was no provision for income taxes for the three months ended December 31, 1999, because the Company has net operating loss carryforwards with a corresponding valuation allowance against them. The income tax benefit for the three months ended December 31, 2000, is the result of a decrease in the valuation allowance.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses to be paid in connection with this offering. Although all of the common stock being registered hereby is for the account of certain warrentholders and the purchasers of the Registrant's 6% debentures, the Registrant has agreed to pay all fees related to this issuance and distribution, except for commissions, fees and discounts of any underwriters, brokers, dealers or agents retained by the warrantholders or purchasers of the 6% debentures. All the fees are estimates except the Securities and Exchange Commission Registration fee.


Registration fee - Securities and Exchange Commission ............       $ 2,386
Accounting fees and expenses .....................................         5,000
Legal fees and expenses ..........................................        20,000
Blue sky fees and expenses .......................................         5,000
Miscellaneous ....................................................         5,000
                                                                         -------
     Total .......................................................       $37,386
                                                                         =======

Item 14. Indemnification of Directors and Officers.

      Delaware General Corporation Law, Section 102(b)(7), authorizes a corporation to eliminate or limit personal liability of members of its board of directors for violations of a director's fiduciary duty of care. Such elimination or limitation of personal liability is not permitted, however, where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or knowing violation of law, or payment of a dividend or approval of a stock repurchase which was deemed illegal or where a director obtains an improper personal benefit.

      The Registrant's Certificate of Incorporation (filed as Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on September 3, 1999) provides that a director of the Company shall, to the maximum extent permitted by Section 102(b)(7) or any successor provision or provisions, have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

      Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

      The Registrant's Certificate of Incorporation and Bylaws (filed as Exhibit
3.2 to Amendment No. 6 to the Company's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on February 1, 2000) provides that any director or officer of the Company involved in any action, suit or proceeding, the basis of which is alleged action or inaction by such director or officer while he was acting in an official capacity as a director or officer of the Registrant or as a director, trustee, officer, employee or agent of another entity at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by Section 145 against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction continues as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Registrant or a director, officer, trustee, employee or agent of such other entity and inures to the benefit of the indemnitee's heirs, executors and administrators. The Certificate of Incorporation also provides that the right to indemnification shall be a contract right which shall not be affected adversely as to any indemnitee by any amendment to the Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment and shall include, unless otherwise restricted or prohibited by law or the Registrant's By-laws, the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. The Registrant's Board of Directors may also grant these indemnification rights to any employee or agent of the Registrant or to any person who is or was a director, officer, employee or agent of the Registrant's affiliates, predecessors or subsidiaries.

      Reference is made to the Registration Rights Agreement (filed as exhibit
10.5.3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000), which contains certain provisions for the indemnification of each investor in the 6% debentures by the Company against any losses, claims, damages, liabilities or expenses to which the investor may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such claims arise out of or are based upon certain statements, omissions or violations in this Registration Statement.

Item 15. Recent Sales of Unregistered Securities.

      Between December 1, 1997 and September 1, 1998, the Registrant issued to 43 purchasers, units ("Phase II Units"), comprised of 13,333 shares of common stock at a price of $3.75 per share for a total price per unit of $50,000. Twenty-two and one half units were sold resulting in gross proceeds of $1,125,000. In connection with the offering, (a) based upon information provided by the investors and its familiarity with certain investors, the Registrant determined that each investor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended), (b) each stockholder signed a written agreement stating that the Phase II Units which he purchased would not be sold without registration under the Securities Act, except in reliance upon an exemption therefrom, and (c) the Registrant did not engage in any general solicitation or general advertisement for the issuance. The issuance and sale of these securities was made in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act, however, the Registrant may not have complied with all of the requirements of Rule 506 and applicable state securities laws in connection with the offer and sale of these securities.

      In connection with the offering of Phase II Units, the Registrant issued a cumulative total of 70,000 shares of common stock to nineteen individuals who assisted the Registrant in locating investors for the offering. Based upon its familiarity with each of the individuals, the Registrant determined that each such individual had such knowledge and experience in financial and business matters as to enable such individual to evaluate the merits and risks of the investment. The issuance and sale of these securities was made in reliance on
Section 4(2) of the Securities Act as a transaction not involving any public offering.

      On January 1, 1999, the Registrant issued 34,667 shares of common stock to B & R Employment Inc. in partial consideration for substantially all of the assets of B & R Employment Inc. In addition to these shares, the Registrant also granted to B & R Employment Inc., in the event the Registrant did not conduct an initial public offering of common stock within twenty-four (24) months of the closing of the Asset Purchase Agreement between the Registrant and B & R Employment Inc., an option to sell its stock to the Registrant at $15 per share. Based upon representations made by B&R and the Registrant's familiarity with B&R, the Registrant determined that B&R had such knowledge and experience in financial and business matters as to enable it to evaluate the merits and risks of the investment. The issuance and sale of these securities was made in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction not involving any public offering.

      During June 1999, the Registrant issued to eleven (11) purchasers, units each consisting of a $50,000 Promissory Note and 3,333 shares of common stock of the Registrant. The price per unit was $50,000. Sixteen and one-half (16-1/2) units were sold resulting in gross proceeds of $875,000. The proceeds were used to meet the working capital requirements and expenditures of the Registrant in preparing for its initial public offering of common stock. In connection with the offering (a) based upon financial information provided by the investors, the Registrant determined that each investor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended), (b) each Investor signed a written agreement stating that the units which he purchased would not be sold without registration under the Securities Act and (c) the Registrant did not engage in any general solicitation or general advertisement in conducting this offering. The issuance and sale of these securities was made in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

      Between September 1, 1997 and December 2, 1998, the Registrant issued options to purchase an aggregate of 534,000 shares of common stock to eight of its employees. Based upon its familiarity with each of the individuals, the Registrant determined that each such individual had such knowledge and experience in financial and business matters as to enable such individual to evaluate the merits and risks of the investment. The issuance and sale of these securities was made in reliance on the exception provided in Section 4(2) of the Securities Act as a transaction not involving any public offering.

      Between November 23, 1998 and December 2, 1998 the Registrant issued warrants to acquire 66,666 shares of common stock to five individuals in consideration for their making loans to the Registrant. Based upon its familiarity with each of the individuals, the Registrant determined that each such individual had such knowledge and experience in financial and business matters as to enable such individual to evaluate the merits and risks of the investment. The issuance of these securities was made in reliance upon Section 4(2) of the Securities Act as a transaction not involving any public offering.

      In October 1998, the Registrant issued 6,666 shares of common stock to Irene Lynch in consideration of her making a loan to the Registrant. The issuance of these securities was made in reliance upon Section 4(2) of the Securities Act as a transaction not involving any public offering.

      Between May 1999 and September 1999, the Registrant issued 436,959 shares of common stock to 15 creditors in connection with the conversions to equity of indebtedness owed to the creditors including 14,870 shares issued to Joseph J. Raymond its CEO and 116,533 shares issued to Joseph J. Raymond, Jr. Based upon information provided by the creditors and the Registrant's familiarity with each of the creditors, the Registrant determined that each creditor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended). The issuance and sale of these securities was made in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

      In December 2000, the Registrant issued to twelve (12) investors, 6% debentures in the aggregate principal amount of $1,987,400. Based upon information provided by the investors, the Company determined that each investor was an "Accredited Investor" (as that term is defined in Regulation D promulgated under the Securities Act). The placement agents for the 6% debenture private placement were May Davis Group, Inc. and Hornblower & Weeks, Inc. (the "Placement Agents"). In consideration for placing such securities, the Registrant agreed to issue to the Placement Agent five (5) year warrants to acquire 75,000 shares of common stock at an exercise price of $7.50 per share and five (5) year warrants to acquire 50,000 shares of common stock at an exercise price of $5.00. The issuance and sale of these securities was made in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.


      In each of the offerings described above that were made in reliance upon
Section 4(2) of the Securities Act, the Registrant determined that each purchaser was sophisticated and had access to the type of information that would generally be available in a registration statement filed under the Securities Act in connection with such an offering.

Item 16. Exhibits and Financial Statement Schedules.

Number            Description
------            -----------

2.1 Asset Purchase Agreement, dated July 9, 1997, among Stratus Services Group, Inc. and Royalpar Industries, Inc., Ewing Technical Design, Inc., LPL Technical Services, Inc. and Mainstream Engineering Company, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated as of July 29, 1997.(1)

2.2.1 Asset Purchase Agreement, effective January 1, 1999, by and between Stratus Services Group, Inc. and B&R Employment Inc.(1)

2.2.2 Asset Purchase Agreement, dated June 16, 2000, by and between Stratus Services Group, Inc. and OutSource International of America, Inc. (5)

2.2.3 Asset Purchase Agreement, dated October 13, 2000, by and between Stratus Service Group, Inc. and OutSource International of America, Inc.(6)



3.1          Amended and Restated Certificate of Incorporation of the
             Registrant.(1)

3.2          By-Laws of the Registrant.(2)

4.1.1.       Specimen Common Stock Certificate of the Registrant.(1)

4.1.2.       Form of 6% Convertible Debenture (8)

4.2.1 Warrant for the Purchase of 10,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Alan Zelinsky and Stratus Services Group, Inc., and supplemental letter thereto dated December 2, 1998.(1)

4.2.2 Warrant for the Purchase of 40,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 23, 1998, between David Spearman and Stratus Services Group, Inc.(1)

4.2.3 Warrant for the Purchase of 10,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Sanford Feld and Stratus Services Group, Inc., and supplemental letter thereto dated December 2, 1998.(1)

4.2.4 Warrant for the Purchase of 20,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Peter DiPasqua, Jr. and Stratus Services Group, Inc.(1)

4.2.5 Warrant for the Purchase of 20,000 Shares of Common Stock of Stratus Services Group, Inc., dated December 2, 1998, between Shlomo Appel and Stratus Services Group, Inc.(1)

4.2.6 Form of Underwriter's Warrant Agreement, including form of warrant certificate.(7)

4.2.7 Warrant dated as of December 4, 2000 issued to May Davis Group, Inc. (filed herewith) (Warrants in substantially identical form to acquire an aggregate of 60,000 shares of common stock have not been reproduced herein)

4.2.8 Warrant dated as of December 4, 2000 issued to Hornblower & Weeks, Inc.(filed herewith) (Warrants in substantially identical form to acquire an aggregate of 45,000 shares of common stock have not been reproduced herein)

5.1 Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including consent of such counsel (filed herewith)


10.1.1 Employment Agreement dated September 1, 1997, between Stratus Services Group, Inc. and Joseph J. Raymond.(1)

10.1.2 Executive Employment Agreement dated September 1, 1997, between Stratus Services Group, Inc. and J. Todd Raymond, Esq.(1)

10.1.3 Executive Employment Agreement dated December 1, 1997, between Stratus Services Group, Inc. and Charles A. Sahyoun.(1)

10.1.4 Executive Employment Agreement dated April 17, 1998, between Stratus Services Group, Inc. and Mark S. Levine.(1)

10.1.5 Executive Employment Agreement dated May 7, 1998, between Stratus Services Group, Inc. and A. George Komer.(1)

10.1.6 Executive Employment Agreement dated September 1, 1997 between Stratus Services Group, Inc. and Michael A. Maltzman.(1)

10.1.7 Consulting Agreement, dated as of August 11, 1997, between Stratus Services Group, Inc. and Jeffrey J. Raymond.(1)

10.1.8 Non-Competition Agreement, dated June 19, 2000 between Stratus Services Group, Inc. and OutSource International of America, Inc.(5)

10.1.9 Non-Competition Agreement, dated October 27, 2000 between Stratus Services Group, Inc. and OutSource International of America, Inc.(6)

10.1.10 Option to purchase 1,000,000 shares of Stratus Services Group, Inc. Common Stock issued to Joseph J. Raymond. (8)

10.2 Lease, effective June 1, 1998, for offices located at 500 Craig Road, Manalapan, New Jersey 07726.(1)

10.3.1 Sale and Purchase Agreement, dated August 11, 1997, between AGR Financial, LLC and Stratus Services Group, Inc., with supplemental letter thereto dated January 8, 1999.(1)

10.3.2 Loan and Security Agreement, dated December 8, 2000, between Capital Tempfunds, Inc. and Stratus Services Group, Inc. (8)

10.4.1 Promissory Note in the amount of $250,000, dated October 14, 1998, between Stratus Services Group, Inc. and J. Todd Raymond, Esq., Trustee with Powers of Attorney.(1)

10.4.2 Promissory Note and Security Agreement in the amount of $400,000, dated as of June 19, 2000, issued by Stratus Services Group, Inc. to OutSource International of America, Inc.(5)

10.4.3 Promissory Note in the amount of $100,000, dated as of June 19, 2000, issued by Stratus Services Group, Inc. to OutSource International of America, Inc.(5)

10.4.4 Promissory Note and Security Agreement in the amount of $75,000, dated as of October 27, 2000, issued by Stratus Services Group, Inc. to OutSource International of America, Inc.(6)

10.5.1 Registration Rights Agreement, dated August, 1997, by and among Stratus Services Group, Inc. and AGR Financial, L.L.C.(1)

10.5.2 Registration Rights Agreement, dated August, 1997, by and among Stratus Services Group, Inc. and Congress Financial Corporation (Western).(1)


10.5.3 Form of Registration Rights Agreement, dated December 4, 2000 by and among Stratus Services Group, Inc. and purchasers of the Stratus Services Group, Inc. 6% Convertible Debenture. (8)

10.5.4 Registration Rights Agreement, dated as of December 4, 2000 between Stratus Services Group, Inc., May Davis Group, Inc., Hornblower & Weeks, Inc. and the other parties named therein (filed herewith)


10.6.1 Stock Purchase and Investor Agreement, dated August, 1997, by and between Stratus Services Group, Inc. and Congress Financial Corporation (Western).(1)

10.6.2 Stock Purchase and Investor Agreement, dated August, 1997, by and among Stratus Services Group, Inc. and AGR Financial, L.L.C.(1)

10.6.3 Form of Securities Purchase Agreement, dated December 4, 2000 by and between Stratus Services Group, Inc. and purchasers of the Stratus Services Group, Inc. 6% Convertible Debenture. (8)

10.7.1       1999 Equity Incentive Plan.(1)

10.7.2       2000 Equity Incentive Plan (8)

10.7.3       Form of Option issued under 2000 Equity Incentive Plan (8)

10.7.4       2001 Equity Incentive Plan (9)


10.8 Debt to Equity Conversion Agreement by and between Stratus Services Group, Inc. and B&R Employment, Inc.(3)

10.8.1 Amendment to Debt to Equity Conversion Agreements by and between Stratus Services Group and B&R Employment, Inc.(2)

10.8.2 Undertaking Letter from Joseph J. Raymond, Chairman & CEO to the Board of Directors.(4)


23.1 Consent of Giordano, Halleran & Ciesla, P.C., a Professional Corporation (filed with Exhibit 5.1)

23.2         Consent of Amper, Politziner & Mattia, LLP (filed herewith)


--------------------------------------------------------------------------------
Footnote 1   Incorporated by reference to similarly numbered Exhibits filed with
             Amendment No. 1 to the Company's Registration Statement on Form
             SB-2 (Registration Statement No. 333-83255) as filed with the
             Securities and Exchange Commission on September 3, 1999.

Footnote 2   Incorporated by reference to similarly numbered Exhibits filed with
             Amendment No. 6 to the Company's Registration Statement on Form
             SB-2 (Registration Statement No. 333-83255) as filed with the
             Securities and Exchange Commission on February 1, 2000.

Footnote 3   Incorporated by reference to similarly numbered Exhibits filed with
             Amendment No 3 to the Company's Registration Statement on Form SB-2
             (Registration Statement No. 333-83255) as filed with the Securities and Exchange Commission on December 17, 1999.

Footnote 4   Incorporated by reference to similarly numbered Exhibits filed with
             Amendment No 7 to the Company's Registration Statement on Form SB-2
             (Registration Statement No. 333-83255) as filed with the Securities and Exchange Commission on March 17, 2000.

Footnote 5   Incorporated by reference to the Exhibits to the Company's Form
             8-K, as filed with the Securities and Exchange Commission on June
             30, 2000


Footnote 6   Incorporated by reference to the Exhibits to the Company's Form 8-K
             (Commission File No. 001-15789), as filed with the Securities and Exchange Commission on November 3, 2000


Footnote 7   Incorporated by reference to Exhibit 1.2 filed with Amendment No. 5 to the Company's Registration Statement on Form SB-2 (Registration
             Statement No. 333-83255) as filed with the Securities and Exchange
             Commission on February 11, 2000.

Footnote 8   Incorporated by reference to similarly numbered the Exhibits to the
             Company's Form 10-KSB, as filed with the Securities and Exchange
             Commission on December 29, 2000.


Footnote 9   Filed with the Form S-1 being amended by this Amendment No. 1

Item 17. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)   The undersigned Registrant hereby undertakes that:

      (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Manalapan, the State of New Jersey, on March 30, 2001.


                                           STRATUS SERVICES GROUP, INC.


                                        By:/s/ Joseph J. Raymond
                                           -------------------------------------
                                           Joseph J. Raymond
                                           Chairman and Chief Executive Officer



      Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name                             Title                                   Date
----                             -----                                   ----



_/s/ Joseph J. Raymond___        Chairman, Chief Executive Officer       March 30, 2001
Joseph J. Raymond                (Principal Executive Officer)


_/s/ Michael A. Maltzman         Vice President and Chief Financial      March 30, 2001
Michael A. Maltzman              Officer (Principal Financing and
                                 Accounting Officer)


___*_________________________    Director                                March 30, 2001
Michael J. Rutkin


___*_________________________    Director                                March 30, 2001
H. Robert Kingston


___*_________________________    Director                                March 30, 2001
Donald W. Feidt


___*_________________________    Director                                March 30, 2001
Sanford I. Feld


* By: /s/Joseph J. Raymond
     ------------------------
     Joseph J. Raymond
     As Attorney in Fact

                          STRATUS SERVICES GROUP, INC.

                                5,096,180 Shares

                                  Common Stock

                                   PROSPECTUS

                                 March 30, 2001

                          Stratus Services Group, Inc.
                           500 Craig Road, Suite 201
                          Manalapan, New Jersey 07726
                            www.stratusservices.com
                                 (732) 866-0300